                                                                     EXHIBIT 2.1


================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among

                                NETOPIA, INC.,

                          AMAZON MERGER CORPORATION,

                             CAYMAN SYSTEMS, INC.,

         CERTAIN HOLDERS OF CONVERTIBLE SUBORDINATED PROMISSORY NOTES

                                      and

                              RICHARD BURNES, as

                        SECURITYHOLDERS' REPRESENTATIVE

                        Dated as of September 19, 2001


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
                                                                                         ----
ARTICLE I  THE MERGER..................................................................     2
     SECTION 1.01  The Merger..........................................................     2
     SECTION 1.02  Effective Time; Closing.............................................     2
     SECTION 1.03  Effect of the Merger................................................     3
     SECTION 1.04  Articles of Organization; Bylaws....................................     3
     SECTION 1.05  Directors and Officers..............................................     4

ARTICLE II  MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES.............................     4
     SECTION 2.01  Merger Consideration................................................     4
     SECTION 2.02  Determination of Excess Company Liabilities and Company Expenses....     6
     SECTION 2.03  Exchange of Company Securities......................................    10
     SECTION 2.04  Stock Transfer Books................................................    12
     SECTION 2.05  Company Stock Options...............................................    12
     SECTION 2.06  Dissenting Shares...................................................    12
     SECTION 2.07  Company Promissory Notes............................................    13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................    14
     SECTION 3.01  Organization and Qualification......................................    14
     SECTION 3.02  Articles of Organization and Bylaws.................................    14
     SECTION 3.03  No Subsidiaries.....................................................    15
     SECTION 3.04  Capitalization......................................................    15
     SECTION 3.05  Authority Relative to This Agreement................................    17
     SECTION 3.06  No Conflict; Required Filings and Consents..........................    18
     SECTION 3.07  Permits; Compliance.................................................    19
     SECTION 3.08  Financial Statements................................................    19
     SECTION 3.09  Absence of Certain Changes or Events................................    20
     SECTION 3.10  Absence of Litigation...............................................    20
     SECTION 3.11  Employee Benefit Plans; Labor Matters...............................    20
     SECTION 3.12  Contracts...........................................................    24
     SECTION 3.13  Environmental Matters...............................................    26
     SECTION 3.14  Intellectual Property...............................................    27
     SECTION 3.15  Taxes...............................................................    30
     SECTION 3.16  Vote Required.......................................................    32
     SECTION 3.17  Assets; Absence of Liens and Encumbrances...........................    32
     SECTION 3.18  Owned Real Property.................................................    33
     SECTION 3.19  Certain Interests...................................................    33
     SECTION 3.20  Insurance Policies..................................................    33
     SECTION 3.21  Restrictions of Business Activities.................................    34
     SECTION 3.22  Brokers.............................................................    34
     SECTION 3.23  State Takeover Statutes.............................................    34
     SECTION 3.24  Customers and Suppliers.............................................    34
     SECTION 3.25  Inventory...........................................................    35

     SECTION 3.26  Accounts Receivable; Bank Accounts..................................    35
     SECTION 3.27  Powers of Attorney..................................................    35
     SECTION 3.28  Offers..............................................................    35
     SECTION 3.29  Warranties..........................................................    35
     SECTION 3.30  Books and Records...................................................    35
     SECTION 3.31  No Misstatements....................................................    35

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................    36
     SECTION 4.01  Organization........................................................    36
     SECTION 4.02  Authority Relative to This Agreement................................    36
     SECTION 4.03  No Conflict; Required Filings and Consents..........................    36
     SECTION 4.04  Interim Operations of Merger Sub....................................    37
     SECTION 4.05  Brokers.............................................................    37
     SECTION 4.06  Financing...........................................................    37

ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER....................................    37
     SECTION 5.01  Conduct of Business by the Company Pending the Merger...............    37
     SECTION 5.02  Litigation..........................................................    41
     SECTION 5.03  Notification of Certain Matters.....................................    41

ARTICLE VI  ADDITIONAL AGREEMENTS......................................................    41
     SECTION 6.01  Company Stockholder Approval........................................    41
     SECTION 6.02  Access to Information; Confidentiality..............................    42
     SECTION 6.03  No Solicitation of Transactions.....................................    42
     SECTION 6.04  Employee Benefits Matters...........................................    43
     SECTION 6.05  Further Action; Consents; Filings...................................    45
     SECTION 6.06  No Public Announcement..............................................    45
     SECTION 6.07  Expenses............................................................    45
     SECTION 6.08  Indemnification of Officers and Directors...........................    45
     SECTION 6.09  Conversion Schedule.................................................    46
     SECTION 6.10  Parent Obligations Subsequent to the Effective Time.................    46

ARTICLE VII  CONDITIONS TO THE MERGER..................................................    46
     SECTION 7.01  Conditions to the Obligations of Each Party.........................    46
     SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub..............    47
     SECTION 7.03  Conditions to the Obligations of the Company........................    49

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER........................................    50
     SECTION 8.01  Termination.........................................................    50
     SECTION 8.02  Effect of Termination...............................................    51
     SECTION 8.03  Amendment...........................................................    51
     SECTION 8.04  Waiver..............................................................    51

ARTICLE IX  INDEMNIFICATION............................................................    52
     SECTION 9.01  Survival of Representations and Warranties..........................    52
     SECTION 9.02  Indemnification by the Company Securityholders......................    52

     SECTION 9.03  Indemnification Procedures..........................................    54
     SECTION 9.04  Securityholders' Representative.....................................    56

ARTICLE X  GENERAL PROVISIONS..........................................................    57
     SECTION 10.01  Notices............................................................    57
     SECTION 10.02  Certain Definitions................................................    59
     SECTION 10.03  Severability.......................................................    63
     SECTION 10.04  Assignment; Binding Effect; Benefit................................    63
     SECTION 10.05  Incorporation of Exhibits..........................................    63
     SECTION 10.06  Specific Performance...............................................    63
     SECTION 10.07  Governing Law; Forum...............................................    63
     SECTION 10.08  Time of the Essence................................................    64
     SECTION 10.09  Waiver of Jury Trial...............................................    64
     SECTION 10.10  Construction.......................................................    64
     SECTION 10.11  Further Assurances.................................................    64
     SECTION 10.12  Headings...........................................................    64
     SECTION 10.13  Counterparts.......................................................    64
     SECTION 10.14  Entire Agreement...................................................    65

Exhibit A           Form of Voting Agreement
Exhibit B           Form of Note Holder Certificate
Exhibit C           Form of Escrow Agreement
Exhibit D           Form of Company Counsel Legal Opinion
Exhibit E           Form of Parent Counsel Legal Opinion

Company Disclosure Schedule

Schedule 2.02(o) Example of Excess Company Liabilities Based on Reference Balance Sheet
Schedule 6.04(f)    Schedule of Option Grant Terms
Schedule 6.10       Schedule of Purchased Equipment and Inventory
Schedule 7.02(c)    Schedule of Third Party Consents
Schedule 7.02(q)    Schedule of Management Optionees

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 19, 2001 (this "Agreement"), by and among NETOPIA, INC., a Delaware corporation
                ---------
("Parent"), AMAZON MERGER CORPORATION, a Delaware corporation and a wholly-owned
  ------
subsidiary of Parent ("Merger Sub"), CAYMAN SYSTEMS, INC., a Massachusetts
                       ----------
corporation (the "Company"), the Company Note Holders (as defined in the
                  -------
recitals below) set forth on the signature pages hereto and Richard Burnes, an individual residing in Massachusetts, as Securityholders' Representative (as defined in Section 9.04 hereof).

                              W I T N E S S E T H

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Delaware General Corporation Law (the "DGCL"), Parent, Merger
 ----                                                  ----
Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");
                                                               ------

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement by a majority of the Board entitled to vote on such action, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the stockholders of the Company approve this Agreement;

          WHEREAS, the Boards of Directors of each of Parent and Merger Sub have
(i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement;

          WHEREAS, certain stockholders of the Company own such number of shares of common stock, par value $0.01 per share, of the Company (the "Company Common
                                                                 --------------
Stock"), such number of shares of Series A Convertible Preferred Stock, par
-----
value $0.01 per share, of the Company (the "Company Series A Preferred Stock"),
                                            --------------------------------
such number of shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series B Preferred Stock"), such number
                                --------------------------------
of shares of Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series C Preferred Stock"), such number of shares of
                  --------------------------------
Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series D Preferred Stock") and such number of shares of Series E
      --------------------------------
Junior Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Series E Preferred Stock," and together with the Company Series A
      --------------------------------
Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock and the Company Series D Preferred Stock, the "Company Preferred
                                                               -----------------
Stock," and, the Company Common Stock together with the Company Preferred Stock,
-----
the "Company Stock") as is set forth in Section 1.01 of the Company Disclosure
     -------------
Schedule (as defined in Article III) (such stockholders being referred to herein as the "Principal Stockholders");
        ----------------------

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, each of the Principal Stockholders is entering into a voting agreement with Parent (a "Voting Agreement"), dated the date hereof, and substantially in the form
-----------------
attached hereto as Exhibit A, and each holder of Company Promissory Notes (as
                   ---------
defined in Section 2.01(b)) (each, a "Company Note Holder") set forth on the
                                      -------------------
signature pages hereto will execute and deliver to Parent a Note Holder Certificate in the form attached hereto as Exhibit B (a "Note Holder
                                           ---------     -----------
Certificate");

          WHEREAS, pursuant to the Merger, each outstanding share of Company Stock and each outstanding Company Option (as defined in Section 2.01(a)) shall be cancelled and, in the case of the Company Stock and certain "in-the-money" vested and exercisable Company Options, converted into the right to receive cash;

          WHEREAS, a portion of the cash otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined in Section 2.03(b)); and

          WHEREAS, certain capitalized terms used in this Agreement are defined in Section 10.02(b) of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company, the Company Note Holders set forth on the signature pages hereto and the Securityholders' Representative hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          SECTION 1.01 The Merger. Upon the terms of this Agreement and subject
                       ----------
to the conditions set forth in this Agreement, and in accordance with the MBCL and the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving
                                                          ---------
Corporation").
-----------

          SECTION 1.02 Effective Time; Closing. As promptly as practicable
                       -----------------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of the
                         ------------------
Commonwealth of Massachusetts and by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in
 ---------------------
such form as is required by, and executed in accordance with, the relevant portions of the MBCL and the DGCL. The term "Effective Time" means the date and
                                             --------------
time of such filing (or such later time as may be agreed by each of the parties hereto and specified in the Articles of Merger and Certificate of Merger).

Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") will be held at the offices of Gunderson
                        -------
Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), 155
                                                      -----------------
Constitution Drive, Menlo Park, California (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."
     ------------

          SECTION 1.03 Effect of the Merger. At the Effective Time, the effect
                       --------------------
of the Merger shall be as provided in the applicable provisions of the MBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 1.04  Articles of Organization; Bylaws
                        --------------------------------

              (a) At the Effective Time, the Articles of Organization of the Company as the Surviving Corporation shall be amended and restated in a form mutually agreeable to Parent and the Company. From and after the Effective Time, the purposes of the Surviving Corporation shall be:

     "To engage in the research, development, production and marketing of computer and computer networking products; to make and enter into all kinds of contracts, agreements and obligations by or with any persons, firms, associations and corporations in furtherance of such activities, and, generally, to perform any and all acts connected therewith or incidental thereto, and all acts proper or necessary for the purposes of such business.

     To carry on any business or other activity which may lawfully be carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws, whether or not related to those referred to in the foregoing paragraph, whether or not related or similar to the activities described in the preceding paragraph.

     To carry on any business, operation or activity through wholly-owned or partly-owned subsidiaries.

     To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, trustee, participant, member or stockholder of or in any form of partnership, joint venture, corporation, association, trust, limited liability company or other form of entity or with any individual, and, without limiting the generality of the foregoing, to be a limited and/or general partner of any partnership organized to carry on any business or activity of the type described herein.

     To have as additional purposes all powers granted and conferred by the laws of The Commonwealth of Massachusetts upon business corporations organized under Chapter 156B of the Massachusetts General Laws."

              (b) At the Effective Time, the Bylaws of the Company as the Surviving Corporation shall be amended and restated in a form mutually agreeable to Parent and the Company.

          SECTION 1.05 Directors and Officers. The directors of Merger Sub
                       ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
                 ----------------------------------------------

          SECTION 2.01    Merger Consideration.
                          --------------------

              (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any of the Company Securityholders (as defined in Section 2.01(b)), each of the shares of Company Stock and each of the options to purchase shares of the Company Common Stock granted by the Company pursuant to the Stock Plans (as defined in Section 3.04(b)) (each a "Company Option") outstanding as of the Effective Time will be
                  --------------
cancelled and terminated as set forth below and, in the case of the outstanding Company Stock (other than the Company Series E Preferred Stock) and Cash-Out Options (as defined in Section 2.01(b)), exchanged for the right to receive the applicable portion of the Aggregate Merger Consideration (as defined in Section 2.01(b)) allocated as follows (subject to the escrow provisions of Section 2.03(b)):

                  (i) the Preferred Merger Consideration shall be allocated to each share of Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock and Company Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be cancelled pursuant to Section 2.01(a)(iv) and any Dissenting Shares (as defined in Section 2.06)) on a pro rata basis based upon the liquidation preference of each such share as set forth in Article IV, Section 4(a) of the Amended and Restated Articles of Organization of the Company;

                 (ii) the Common Merger Consideration shall be allocated among the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be cancelled pursuant to Section 2.01(a)(iv) and any Dissenting Shares) and the Cash-Out Options such that each such share of Company Common Stock shall receive the Common Per Share Consideration (as defined in Section 2.01(b)) and each Cash-Out Option shall receive the Option Per Share Consideration (as defined in Section 2.01(b));

                 (iii) each share of Company Stock held in the treasury of the Company, each share of Company Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or the Company and each outstanding share of Company Series E

Preferred Stock immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                 (iv) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate evidencing shares of common stock of Merger Sub shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

              (b) As used in this Agreement, the following terms have the following meanings:

                 (i) "Aggregate Merger Consideration" means eleven million
                      ------------------------------
dollars ($11,000,000), subject to adjustment pursuant to Section 2.02 below.

                 (ii) "Cash-Out Options" means "in-the-money" vested and
                       ----------------
exercisable Company Options outstanding immediately prior to the Effective Time which have not been terminated or waived prior to such time, including any such Company Options that vest in connection with the consummation of the Merger pursuant to the terms of the applicable Stock Plan (as defined in Section 3.04(b)) or the applicable Company Option agreement thereunder.

                 (iii) "Company Promissory Notes" means those certain
                        ------------------------
convertible subordinated promissory notes issued by the Company pursuant to that certain Notes and Warrants Issuance Agreement dated as of March 7, 2001 (the "Notes Purchase Agreement") in the aggregate principal amount of four million
 ------------------------
three thousand dollars ($4,003,000).

                 (iv) "Common Merger Consideration" means the Aggregate Merger
                       ---------------------------
Consideration less the Preferred Merger Consideration.

                 (v) "Common Per Share Consideration" means the amount equal to
                      ------------------------------
the quotient of (A) the Common Merger Consideration plus the product of (x) the number of Cash-Out Options multiplied by (y) their respective exercise prices per share of Company Common Stock; divided by (B) the sum of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (y) the number of shares of Company Common Stock issuable upon exercise of Cash-Out Options;

                 (vi) "Option Per Share Consideration" means, with respect to
                       ------------------------------
each share of Company Common Stock issuable upon exercise of a Cash-Out Option immediately prior to the Effective Time, the Common Per Share Consideration less the exercise price per share of Company Common Stock of such Cash-Out Option.

                 (vii) "Company Securityholders" means holders of Company
                        -----------------------
Options or Company Stock.

                 (viii) "Escrow Amount" means one million six hundred fifty
                         -------------
thousand dollars ($1,650,000).

                 (ix) "Preferred Merger Consideration" means the Aggregate Merger Consideration less one million dollars ($1,000,000).

          SECTION 2.02 Determination of Excess Company Liabilities and Company
                       -------------------------------------------------------
Expenses.
--------

              (a) No later than two (2) business days and no earlier than ten
(10) business days prior to the Closing Date, the Company shall prepare a balance sheet (the "Closing Balance Sheet") and a calculation of the estimated
                    ---------------------
Excess Company Liabilities (as defined in Section 2.02(n)) and Company Expenses (as defined in Section 2.02(n)). The Aggregate Merger Consideration deliverable at the Closing shall be decreased by (i) the estimated Excess Company Liabilities, if any, and (ii) the estimated Company Expenses. The Closing Balance Sheet and the calculation of Excess Company Liabilities and Company Expenses (x) shall be prepared in accordance with U.S. GAAP (as defined in Section 3.08) applied on a consistent basis with those used in preparing the Audited, Unaudited and Interim Financial Statements (as defined in Section 3.08) and (y) shall include the same line items as the Reference Balance Sheet (as defined in Section 3.08).

              (b) As soon as practicable, but in no event later than sixty (60) days following the Closing, Parent shall prepare a calculation of Excess Company Liabilities and Company Expenses as of the Closing Date (the "Final Adjustment
                                                              ----------------
Calculations").
------------

              (c) Parent shall deliver a copy of the Final Adjustment Calculations to the Securityholders' Representative promptly after it has been prepared. After receipt of the Final Adjustment Calculations, the Securityholders' Representative shall have thirty (30) days to review the Final Adjustment Calculations. Unless the Securityholders' Representative delivers written notice to Parent on or prior to the thirtieth (30th) day after receipt of the Final Adjustment Calculations stating that it has objections to the Final Adjustment Calculations (and setting forth in reasonable detail its calculation of disputed items), the Securityholders' Representative shall be deemed to have accepted and agreed to the Final Adjustment Calculations. If the Securityholders' Representative so notifies Parent of its objections to the Final Adjustment Calculations, the parties shall, within thirty (30) days (or such longer period as the parties may mutually agree) following such notice (the "Adjustment Resolution Period"), attempt to resolve their differences, and any
 ----------------------------
resolution by them as to any disputed amounts that are communicated to the Escrow Agent (as defined in Section 2.03(b)) jointly by the parties shall be final, binding and conclusive.

              (d) Any amounts remaining in dispute at the conclusion of the Adjustment Resolution Period (the "Unresolved Items") shall be submitted to
                                   ----------------
PricewaterhouseCoopers (or such other nationally recognized firm of independent public accountants to be mutually agreed) (the "Independent Auditors") within
                                                --------------------
ten (10) days after the expiration of the Adjustment Resolution Period. The Independent Auditors' resolution of the Unresolved Items shall be made within forty-five (45) days of the submission of the Unresolved Items thereto (if practicable), shall be set forth in a written statement delivered to Parent and the Securityholders' Representative and shall be final, binding and conclusive, absent fraud or manifest error. The term "Adjusted Calculations," as used in
                                          ---------------------
this Agreement, shall mean the definitive Excess Company Liabilities and Company Expenses agreed to (or deemed agreed to) by Parent and the Securityholders' Representative under Section 2.02(c) or, if Unresolved Items are submitted to the Independent Auditors, such definitive Excess Company Liabilities and Company Expenses, as adjusted to reflect the determination of the Independent Auditors under this Section 2.02(d).

              (e) If and to the extent the Excess Company Liabilities and/or the Company Expenses as shown in the Adjusted Calculations exceeds the Excess Company Liabilities and/or the Company Expenses estimated prior to the Closing Date pursuant to Section 2.02(a) hereof, then Parent shall deliver written notice to the Escrow Agent and the Securityholders' Representative specifying the amount of such excess, and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund (as defined in Section 2.03(b)) the amount of cash equal to the amount of such excess.

              (f) Promptly following March 31, 2002, Parent shall deliver to the Securityholders' Representative and the Escrow Agent a certificate (the "Celestica Certificate") setting forth (i) in reasonable detail the amount of
 ---------------------
Celestica Liabilities (as defined in Section 2.02(n)) as of such date and (ii) the amount that may be payable out of the Escrow Fund in respect of such Celestica Liabilities. Unless the Securityholders' Representative delivers written notice to Parent on or prior to the thirtieth (30th) day after receipt of the Celestica Certificate stating that it has objections to the amount of Celestica Liabilities set forth therein (and setting forth in reasonable detail such objections), the Securityholders' Representative shall be deemed to have accepted and agreed to the amount of Celestica Liabilities. If the Securityholders' Representative so notifies Parent of its objections to the amount of the Celestica Liabilities, the parties shall, within thirty (30) days (or such longer period as the parties may mutually agree) following such notice (the "Celestica Resolution Period"), attempt to resolve their differences, and
      ---------------------------
any resolution by them as to any disputed amounts that are communicated in writing to the Escrow Agent jointly by the parties shall be final, binding and conclusive.

              (g) Any amounts remaining in dispute at the conclusion of the Celestica Resolution Period (the "Unresolved Celestica Liabilities") shall be
                                  --------------------------------
submitted to the Independent Auditors within ten (10) days after the expiration of the Celestica Resolution Period. The Independent Auditors' resolution of the Unresolved Celestica Liabilities shall be made within forty-five (45) days of the submission of the Unresolved Celestica Liabilities thereto (if practicable), shall be set forth in a written statement delivered to Parent and the Securityholders' Representative and shall be final, binding and conclusive, absent fraud or manifest error. The term "Final Celestica Liabilities," as used
                                          ---------------------------
in this Agreement, shall mean the definitive amount of Celestica Liabilities agreed to (or deemed agreed to) by Parent and the Securityholders' Representative under Section 2.02(f) or, if Unresolved Celestica Liabilities are submitted to the Independent Auditors, such definitive amount of Celestica Liabilities, as adjusted to reflect the determination of the Independent Auditors under this Section 2.02(g).

              (h) Upon determination of the Final Celestica Liabilities, Parent shall deliver written notice to the Escrow Agent and the Securityholders' Representative specifying the amount of Final Celestica Liabilities, and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund that amount of cash equal to the amount of Final Celestica Liabilities (less any negative amount of Excess Company Liabilities set forth in the Adjusted Calculations) (the "Celestica
                                                          ---------
Adjustment").
----------

              (i) Promptly following the day immediately prior to the one (1) year anniversary of the Closing Date, Parent shall deliver to the Securityholders' Representative and the Escrow Agent a certificate (the "Alcatel
                                                                         -------
Certificate") setting forth (i) in reasonable detail the amount of Alcatel
-----------
Liabilities (as defined in Section 2.02(n)) as of such date and (ii) the amount that may be payable out of the Escrow Fund in respect of such Alcatel Liabilities. Unless the Securityholders' Representative delivers written notice to Parent on or prior to the thirtieth (30th) day after receipt of the Alcatel Certificate stating that it has objections to the amount of Alcatel Liabilities set forth therein (and setting forth in reasonable detail such objections), the Securityholders' Representative shall be deemed to have accepted and agreed to the amount of Alcatel Liabilities. If the Securityholders' Representative so notifies Parent of its objections to the amount of the Alcatel Liabilities, the parties shall, within thirty (30) days (or such longer period as the parties may mutually agree) following such notice (the "Alcatel Resolution Period"), attempt
                                            -------------------------
to resolve their differences, and any resolution by them as to any disputed amounts that are communicated in writing to the Escrow Agent jointly by the parties shall be final, binding and conclusive.

              (j) Any amounts remaining in dispute at the conclusion of the Alcatel Resolution Period (the "Unresolved Alcatel Liabilities") shall be
                                ------------------------------
submitted to the Independent Auditors within ten (10) days after the expiration of the Alcatel Resolution Period. The Independent Auditors' resolution of the Unresolved Alcatel Liabilities shall be made within forty-five (45) days of the submission of the Unresolved Alcatel Liabilities thereto (if practicable), shall be set forth in a written statement delivered to Parent and the Securityholders' Representative and shall be final, binding and conclusive, absent fraud or manifest error. The term "Final Alcatel Liabilities," as used in this Agreement,
                          -------------------------
shall mean the definitive amount of Alcatel Liabilities agreed to (or deemed agreed to) by Parent and the Securityholders' Representative under Section 2.02(i) or, if Unresolved Alcatel Liabilities are submitted to the Independent Auditors, such definitive amount of Alcatel Liabilities, as adjusted to reflect the determination of the Independent Auditors under this Section 2.02(j).

              (k) Upon determination of the Final Alcatel Liabilities, Parent shall deliver written notice to the Escrow Agent and the Securityholders' Representative specifying the amount of Final Alcatel Liabilities, and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund that amount of cash equal to the amount of Final Alcatel Liabilities (less any negative Celestica Adjustment).

              (l) During the calculation of Excess Company Liabilities, Company Expenses, Celestica Liabilities and/or Alcatel Liabilities prior to or following the Closing and the period of any review or dispute within the contemplation of this Agreement, (i) each party hereto shall provide, or cause to be provided, to the other parties and their authorized representatives, all reasonably requested access to all relevant books, records, workpapers and employees of the Surviving Corporation or Parent, whether then-employed by the Surviving Corporation or Parent, or the Securityholders' Representative, as the case may be, to the extent such materials or persons are within their possession or control and (ii) the Securityholders' Representative and Parent shall cooperate in full with each other and their authorized representatives, including the provision on a timely basis of all information necessary or useful.

              (m) In acting under this Section 2.02, the Independent Auditors shall be entitled to the privileges and immunities of arbitrators. Each party agrees to execute, if requested by the Independent Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Auditors (the "Independent Auditors' Fees")
                                            --------------------------
shall be borne pro rata by Parent and the Escrow Account in proportion to the allocation of the dollar amount of the Unresolved Items, the Unresolved Celestica Liabilities or the Unresolved Alcatel Liabilities, as the case may be, made by the Independent Auditors such that the prevailing party or parties pays a lesser proportion of the fees and expenses.

              (n) As used in this Agreement, the following terms have the following meanings:

                 (i) "Excess Company Liabilities" means the amount by which the
                      --------------------------
sum of the following exceeds five million five hundred thousand dollars ($5,500,000):

                 (A) The Company's current liabilities, including without limitation any amounts provided by Parent to the Company prior to the Closing for payroll (and for other customary operating expenses mutually agreed to be Excess Company Liabilities), as shown on the Closing Balance Sheet (excluding
(1) any such liabilities related to (a) that certain Loan and Security Agreement dated as of February 22, 2001 by and between the Company and Silicon Valley Bank, as amended (the "SVB Facility"), (b) the Company Promissory Notes and (c)
                       ------------
the severance obligations of the Company referred to in Section 2.02(n)(i)(C) below, (2) anything included in the definition of Company Expenses in Section 2.02(n)(ii) below, and (3) any adjustments to the Company's reported liabilities made based upon consultation with, and with the concurrence of, Parent's auditors and financial personnel);

                 (B) Any other liabilities of the Company not reflected on the Closing Balance Sheet, such as purchase and other contractual commitments (excluding any such liabilities related to (1) that certain Lease Agreement dated as of March 28, 2000 by and between Concord Opco, L.L.C. and the Company and that certain Sublease dated as of March 30, 2000 by and between Eastman Kodak Company and the Company, (2) the Company's existing commitments with Celestica, Inc., including any unpaid obligations or any unused or unusable inventory or material acquired or to be acquired from Celestica, Inc. (the "Celestica Liabilities"), (3) the Company's existing commitments with Alcatel
 ---------------------
Alsthom S.A. ("Alcatel"), including any unused or unusable Alcatel chip sets in
               -------
Parent's inventory or any other related liabilities to Alcatel (the "Alcatel
                                                                     -------
Liabilities"), (4) executory obligations under customer contracts and strategic
-----------
partner contracts and (5) assets that are expected to benefit or be used by the Surviving Corporation in the ordinary course of business or to contracts that have been disclosed in the Company Disclosure Schedule);

                 (C) Any severance payments or other arrangements payable by the Company to any of its employees terminated in connection with, or in contemplation of, the Merger to be made pursuant to Section 6.04(g) hereof.

                 (ii) "Company Expenses" means (A) all costs and expenses
                       ----------------
incurred by the Company or the Company Securityholders in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, including, without limitation, the fees and expenses of the Company's financial advisors, accountants and legal counsel, that are both payable by the Company at or immediately prior to the Effective Time and paid or to be paid by Parent or the Surviving Corporation at or following the Effective Time and (B) the outstanding principal and accrued interest and other amounts to be paid by Parent to, or at the direction of, the holders of Company Promissory Notes at the Effective Time pursuant to Section 2.07 hereof.

              (o) An example of the Company's initial calculation of Excess Company Liabilities based upon the Reference Balance Sheet (as defined in
Section 3.08(a)) is attached hereto as Schedule 2.02(o).

          SECTION 2.03  Exchange of Company Securities.
                        ------------------------------

              (a) Exchange Procedures. From and after the Effective Time, Parent
                  -------------------
shall act as exchange agent in effecting the exchange of cash pursuant to
Section 2.01, as applicable, for (i) the Cash-Out Options and (ii) certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (together, "Company Securities"), each of which were converted
                          ------------------
into the right to receive such cash. As promptly as practicable after the Effective Time, Parent shall mail to each Company Securityholder entitled to receive such cash in exchange for their Company Securities a letter of transmittal and termination of Company Options (the "Letter of Transmittal") in
                                                     ---------------------
a form approved by Parent and the Company and instructions for use in surrendering such Company Securities and receiving cash pursuant to Section
2.01. The Letter of Transmittal shall contain a provision requiring that each Company Securityholder agree to the termination and cancellation of such Company Securityholder's Company Options, if any, in accordance with the terms of this Agreement as a condition to receiving its applicable portion, if any, of the Aggregate Merger Consideration determined in accordance with Section 2.01.


          Upon the surrender of a properly completed Letter of Transmittal to Parent, together with the certificate representing the applicable shares of Company Stock, if any, and such other documents as may reasonably be required by
Parent:

                 (i) Parent shall cause to be issued to the holder of such Company Security in exchange therefor, as applicable, that portion of the Aggregate Merger Consideration to which such holder is entitled pursuant to
Section 2.01 (less the dollar amount attributable to the pro rata interest of such holder in the Escrow Amount pursuant to Section 2.03(b) and, with respect to any amounts directed to be paid to third parties, subject to reduction for any applicable withholding taxes); and

                 (ii) the Company Security so surrendered shall forthwith be cancelled.

          Until surrendered as contemplated by this Article II, each Company Security shall, subject to appraisal rights under the MBCL and Section 2.06 in the case of shares of Company Stock, be deemed at any time after the Effective Time to represent only the right to receive upon surrender that portion of the Aggregate Merger Consideration to which the holder of such Company Security is entitled pursuant to Section 2.01.

              (b)  Escrow Fund. Prior to or simultaneously with the Closing, the
                   -----------
Securityholders' Representative and Parent shall enter into an escrow agreement (the "Escrow Agreement") with an escrow agent selected by Parent and reasonably
      ----------------
acceptable to the Securityholders' Representative (the "Escrow Agent")
                                                        ------------
substantially in the form attached as Exhibit C hereto. Pursuant to the terms of the Escrow Agreement, Parent shall deposit the Escrow Amount into an escrow account, which account is to be managed by the Escrow Agent (the "Escrow
                                                                  ------
Account"). The Escrow Amount and all interest and other amounts earned thereon
-------
in the Escrow Account is referred to herein as the "Escrow Fund." In connection
                                                    -----------
with such deposit of the Escrow Amount with the Escrow Agent and as of the Effective Time, each holder of the Company Preferred Stock (the "Company
                                                                 -------
Preferred Stockholders"), as applicable, will be deemed to have received and
----------------------
deposited with the Escrow Agent such person or entity's pro rata interest in the Escrow Fund as determined as of Closing by reference to such person or entity's pro rata interest in the Preferred Merger Consideration, if any, without any act of such Company Preferred Stockholders. Distributions of any portion of the Escrow Amount from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement. The approval of this Agreement by the Company Preferred Stockholders shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto by the Company Preferred Stockholders, including, without limitation, the placement of the Escrow Amount in escrow and the appointment of the Securityholders' Representative.

              (c) No Further Rights in Company Securities. All cash issued upon
                  ---------------------------------------
conversion of the Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities, other than any applicable right to receive the Escrow Amount.

              (d) Withholding Rights. Each of the Surviving Corporation and
                  ------------------
Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Securityholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"),
                                                                        -----
or any provision of state, local or foreign Tax (as defined in Section 3.15(c)) Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Securityholder in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

              (e) Lost Securities. If any certificate evidencing shares of
                  ---------------
Company Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate evidencing shares of Company Stock to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate evidencing shares of

Company Stock, Parent shall issue in exchange for such lost, stolen or destroyed certificate evidencing shares of Company Stock, the cash to which such person is entitled pursuant to the provisions of this Article II.

          SECTION 2.04  Stock Transfer Books. At the Effective Time, the stock
                        --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Company Options or certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Options or shares of Company Stock, except as otherwise provided in this Agreement or by Law.

          SECTION 2.05  Company Stock Options. At the Effective Time, all
                        ---------------------
Company Options, whether vested or unvested and whether exercisable or unexercisable shall, by virtue of the Merger and without any action on the part of the Company or the holder thereof, be cancelled and solely with respect to the Cash-Out Options, exchanged for the right to receive the applicable portion of the Common Merger Consideration as provided in Section 2.01(a) above, if any (subject to reduction for any applicable withholding taxes). Neither Parent nor the Surviving Corporation shall assume any of the Company Options in connection with the transactions contemplated by this Agreement.

          SECTION 2.06    Dissenting Shares.
                          -----------------

              (a)  For purposes of this Agreement, "Dissenting Shares" means
                                                    -----------------
shares of Company Stock held as of the Effective Time by a holder of Company

Stock (a "Company Stockholder") who has not voted such Company Stock in favor
          -------------------
of the adoption of this Agreement and the Merger with respect to which appraisal shall have been duly demanded and perfected in accordance with Sections 86 through 98 of the MBCL and not effectively withdrawn or forfeited prior to the Effective Time. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent the right to receive the cash in accordance with Section 2.01, unless such stockholder's right to appraisal shall have ceased in accordance with Section 96 of the MBCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or forfeited their rights to appraisal of such shares of Company Stock under the MBCL shall thereupon be treated in accordance with the provisions of Section 2.01 and Section 2.02 hereof.

              (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that related to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Notwithstanding the foregoing, if either the Company or the Securityholders' Representative acknowledges in writing the obligation of the Company Securityholders to indemnify Parent against any Losses that may result from the exercise of appraisal rights, subject to, and in accordance with the provisions of Article IX of this Agreement (including the limitations contained therein), then the Company (prior to the Effective Time) or the Securityholders'

Representative (following the Effective Time) shall have the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL.

          SECTION 2.07  Company Promissory Notes.
                        ------------------------

              (a) Pursuant to the terms of the Notes Purchase Agreement and in consideration for the mutual covenants and agreements contained herein, the Company and the holders of Company Promissory Notes set forth on the signature pages hereto, which holders constitute a Note Majority (as defined in the Notes Purchase Agreement), hereby (i) agree and acknowledge that they have not, and prior to the Effective Time shall not, elect to receive Consideration (as defined in the Note Purchase Agreement) with a value equal to two hundred fifty percent (250%) of the outstanding principal under the Company Promissory Notes in connection with the Merger (ii) amend the Notes Purchase Agreement such that as of the Effective Time the Company Note Holders will be entitled to receive both (A) an aggregate of four million three thousand dollars ($4,003,000) in outstanding principal plus any accrued interest thereon as set forth in the Company Promissory Notes and (B) an additional payment in the aggregate amount not to exceed six hundred seventy-five thousand dollars ($675,000) (subject to reduction for any applicable withholding taxes) to be paid in the manner requested in writing by a Note Majority. All amounts payable under this Section
2.07 shall constitute Company Expenses for purposes of Section 2.02(a) hereof. Parent acknowledges the foregoing and agrees to make the payments contemplated in this Section 2.07 at the Effective Time in accordance with the terms hereof.

              (b) The Company Note Holders listed on the signature pages hereto hereby (i) agree to be bound by the terms and conditions of this Agreement, (ii) represent and warrant that they constitute a Note Majority and (iii) agree and acknowledge that, pursuant to Sections 8.03 and 8.04, the Board of Directors of the Company may amend this Agreement or effect an extension or waiver with respect to this Agreement on behalf of the Company and such Company Note Holders without any further action by such Company Note Holders and that any such amendment, extension or waiver will be binding on such Company Note Holders; provided, however, that any such amendment, waiver or extension that adversely
--------  -------
affects such Company Note Holders shall require the written consent of a Note Majority.

              (c) In connection with the execution of this Agreement, each of the Company Note Holders listed on the signature pages hereto has executed a Note Holder Certificate.


                                  ARTICLE III
                                  -----------
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company
                                                                   -------
Disclosure Schedule").  The Company Disclosure Schedule shall be arranged
-------------------
according to specific sections in this Article III and, except as otherwise stated therein, shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article III.

          SECTION 3.01  Organization and Qualification.  The Company is a
                        ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.01 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is qualified or licensed as a foreign corporation and each other jurisdiction in which the Company owns, uses, licenses or leases real property or currently has employees. The term
"Company Material Adverse Effect" means any event, change, violation,
--------------------------------
circumstance or effect that is, or should reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, financial condition, liabilities or results of operations of the Company, except for any such events, changes, violations, circumstances or effects resulting from or arising in connection with (a) any changes in general economic or business conditions that do not disproportionately impact the Company, (b) any changes or events affecting the industry in which the Company operates that do not disproportionately impact the Company, (c) any events, changes, circumstances or effects resulting from the announcement or the consummation of the transactions contemplated by this Agreement or (d) any changes in the Company's financial condition or results of operations indicated in the Interim Financial Statements or such changes extrapolated therefrom as described in Section 3.01 of the Company Disclosure Schedule.

          SECTION 3.02  Articles of Organization and Bylaws.  The Company has
                        -----------------------------------
heretofore made available to Parent a complete and correct copy of (a) the Amended and Restated Articles of Organization and the Bylaws of the Company including all amendments thereto, (b) the minute books containing all consents, actions and meeting of the stockholders of the Company and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company. Such Amended and Restated Articles of Organization and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Articles of Organization or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and, to the knowledge of the Company, the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

          SECTION 3.03  No Subsidiaries.  The Company does not own, of record or
                        ---------------
beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement. There are no contractual obligations of the Company to make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

          SECTION 3.04  Capitalization.
                        --------------

              (a) The authorized capital stock of the Company consists of twenty-one million thirteen thousand six hundred two (21,013,602) shares of Company Common Stock, one million three hundred fifty-one thousand three hundred fifty-one (1,351,351) shares of Company Series A Preferred Stock, eighty-three thousand five hundred seventy-two (83,572) shares of Company Series B Preferred Stock, two million five hundred thousand (2,500,000) shares of Company Series C Preferred Stock, two million four hundred sixty-one thousand one hundred twenty-nine (2,461,129) shares of Company Series D Preferred Stock and eight hundred forty thousand (840,000) shares of Company Series E Preferred Stock. As of the date hereof, (i) two million one hundred ninety-eight thousand nine hundred thirty (2,198,930) shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable,
(ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) four million three hundred twelve thousand fifty-six (4,312,056) shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options. As of the date of this Agreement, (A) one million three hundred fifty-one thousand three hundred fifty-one (1,351,351) shares of Company Series A Preferred Stock are issued and outstanding, (B) eighty-three thousand five hundred seventy-two (83,572) shares of Company Series B Preferred Stock are issued and outstanding, (C) two million five hundred thousand (2,500,000) shares of Company Series C Preferred Stock are issued and outstanding, (D) one million six hundred forty thousand seven hundred fifty-four (1,640,754) shares of Company Series D Preferred Stock are issued and outstanding and (E) no shares of Company Series E Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, (I) each share of Company Series A Preferred Stock is convertible into one (1) share of Company Common Stock, (II) each share of Company Series B Preferred Stock is convertible into approximately
1.27527 shares of Company Common Stock, (III) each share of Company Series C Preferred Stock is convertible into one (1) share of Company Common Stock, (IV) each share of Company Series D Preferred Stock is convertible into one (1) share of Company Common Stock and (V) each share of Company Series E Preferred Stock is convertible into one (1) share of Company Common Stock. There are no other shares of Company Preferred Stock outstanding. As of the date hereof, the outstanding shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock and Company Series E Preferred Stock are owned as set forth in Section 3.04(a) of the Company Disclosure Schedule. Section 3.04(a) of the Company Disclosure Schedule also provides a description of all repurchase options which are held by the Company and to which any of the Company's shares are subject.

              (b) The Company has reserved shares of Company Common Stock for issuance under the Company's Amended and Restated 1987 Stock Option Plan, 1997 Stock Option Plan, Amended and Restated 1999 Stock Option Plan and Amended and Restated 2000

Stock Option Plan (each, a "Stock Plan" and collectively, the "Stock Plans") of
                            ----------                         -----------
which options to purchase four million three hundred twelve thousand fifty-six (4,312,056) shares of Company Common Stock are outstanding as of the date of this Agreement. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that was originally subject to such Company Option; (iii) the number of shares of Company Common Stock that remain subject to such Company Option, (iv) the date on which such Company Option was granted and the term of such Company Option; and (v) the exercise price per share of Company Common Stock purchasable under such Company Option. Except as described in Section 3.04(b) of the Company Disclosure Schedule, neither the consummation of transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions, will result in (A) any acceleration of exercisability or vesting, whether or not contingent on the occurrence of any event after consummation of the Merger, in favor of any optionee under any Company Option; or (B) any additional benefits for any optionee under any Company Option. The cancellation of Company Options in accordance with Section 2.05 hereunder and the failure by Parent and Surviving Corporation to assume any Company Options will not constitute a breach of the Stock Plan or any agreement entered into pursuant to such plan.

              (c) The Company has reserved nine hundred ninety-four thousand one hundred fifty-one (994,151) shares of Company Stock for future issuance pursuant to the exercise of warrants to purchase Company Stock (the "Company
                                                                     -------
Warrants"). Section 3.04(c) of the Company Disclosure Schedule sets forth,
--------
with respect to each Company Warrant issued to any person: (i) the name of the holder of such Company Warrant; (ii) the total number and type of shares of Company Stock that are subject to such Company Warrant; (iii) the exercise price per share of Company Stock purchasable under such Company Warrant; (iv) the total number of shares of Company Stock with respect to which such warrant is immediately exercisable; and (v) the term of such Company Warrant.

              (d) Except as described in Sections 3.04(b) and 3.04(c) above or as set forth in Sections 3.04(b) or 3.04(c) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Stock so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The holders of Company Options have been or will be given, or shall have properly waived, any required notice of the Merger prior thereto, and all such rights, if any, will terminate at or prior to the Effective Time.

              (e)  All of the securities offered, sold or issued by the Company
(i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or "blue sky" laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

              (f) Except as set forth in Section 3.04(f) of the Company Disclosure Schedule, since December 31, 1999, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company, other than unvested securities in the ordinary course upon termination of employment or consultancy. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, that (i) relate to the voting, registration or disposition of any securities of the Company,
(ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a director to the Board of Directors of the Company, or
(iii) grant to any person or group of persons information rights.

              (g) An updated Section 3.04 of the Company Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of the Company between the date hereof and the Effective Time shall be delivered by the Company to Parent on the Closing Date.

          SECTION 3.05  Authority Relative to This Agreement.
                        ------------------------------------

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of the Company Stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement and the Merger by the Company Stockholders as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by the MBCL and DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

          (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, by written consent or at a meeting duly called and held, has by the vote or consent of a majority of all of the directors entitled to vote on such action (i) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approved the Merger, this Agreement and the other transactions contemplated hereby in accordance with the provisions of the MBCL and the Company's charter documents, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their approval and (iv) resolved to recommend that the Company Stockholders vote in favor of the approval of this Agreement and the Merger.

          SECTION 3.06  No Conflict; Required Filings and Consents.
                        ------------------------------------------

              (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Amended and Restated Articles of Organization or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate in any material respect any foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or by which any material property or
         ---
asset of the Company is bound or affected, or (iii) conflict with, result in any breach of or constitute a default in any material respect (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which any property or asset of the Company is bound or affected.

              (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental
                                                                  ------------
Entity") with respect to, or by, the Company, except for the filing and
------
recordation of appropriate merger documents as required by the MBCL and the DGCL.

          SECTION 3.07  Permits; Compliance.
                        -------------------

              (a) The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on in all material respects its business as it is now being conducted (the "Company Permits"). All Company
                                            ---------------
Permits are in all material respects in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

              (b) The Company is not in conflict with, or in default or violation in any material respect of (i) any Law applicable to the Company or by which any material property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the

Company is a party or by which the Company or any material property or asset of the Company is bound or affected, or (iii) any Company Permit.

          SECTION 3.08  Financial Statements.
                        --------------------

              (a) True and complete copies of (i) the audited consolidated balance sheets of the Company as of June 30, 1999 and 2000, and the related audited statements of operations, changes in stockholders' equity and changes in cash flows for the years then ended, together with all related notes and schedules thereto (collectively referred to herein as the "Audited Financial
                                                           -----------------
Statements"), (ii) the unaudited consolidated balance sheets of the Company
-----------
as of December 31, 2000 and June 30, 2001, and the related audited statements of operations, changes in stockholders' equity and changes in cash flows for the six-month periods then ended, together with all related notes and schedules thereto (collectively referred to herein as the "Unaudited Financial
                                                 -------------------
Statements"), and (iii) the unaudited consolidated balance sheet of the Company
----------
as of August 25, 2001 (the "Reference Balance Sheet"), and the related
                            -----------------------
statements of operations, changes in stockholders' equity and changes in cash flows for the eight (8) weeks ended August 25, 2001 (collectively referred to herein as the "Interim Financial Statements"), are attached as Section 3.08(a)
               -----------------
of the Company Disclosure Schedule. The Audited Financial Statements, the Unaudited Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto, if any) were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a
                                                  ---------
consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by U.S.
GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material and the lack of footnote disclosure).

              (b) Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of the Company, other than (i) Liabilities
               -----------
reflected or reserved against on the Reference Balance Sheet, (ii) Liabilities in an aggregate amount not exceeding one hundred thousand dollars ($100,000) incurred since August 25, 2001 in the ordinary course of the business, consistent with past practice, and (iii) Liabilities that would not be required to be disclosed in the financial statements of the Company as of the date of this Agreement in accordance with U.S. GAAP, including any of the footnote disclosure required thereunder. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, reserves are reflected on the Reference Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with U.S. GAAP.

          SECTION 3.09  Absence of Certain Changes or Events.  Since August 25,
                        ------------------------------------
2001, except as contemplated by or as disclosed in this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken or legally committed to take any of the actions specified in Sections 5.01(a) through 5.01(cc).

          SECTION 3.10  Absence of Litigation.  There is no litigation, suit,
                        ---------------------
claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset owned or used by the Company or, to the knowledge of the Company, any person whose liability the Company has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "Legal Proceeding") that
                                                      ----------------
could reasonably be expected, if resolved adversely to the Company, to (i) impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company in excess of twenty-five thousand dollars ($25,000), (iii) impair the ability of the Company to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that should reasonably be expected to give rise to or serve as a reasonable basis for a material judgment against the Company. None of the Company or the officers or directors thereof in their capacity as such, or any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. The Company does not have any plans to initiate any Legal Proceeding against any third party.

          SECTION 3.11  Employee Benefit Plans; Labor Matters.
                        -------------------------------------

              (a) Section 3.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company (each, a "Plan," and
                                                              ----
collectively, the "Plans"), and (ii) any and all employment, termination,
                   -----
severance, offer letters or other contracts, arrangements or understandings between the Company and any employee of the Company (whether legally enforceable or not, whether formal or informal and whether in writing or not) including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company.

              (b) Except as disclosed on Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. The Company does not have an express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual, or (z) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

              (c) Each Plan is in writing and the Company has made available to Parent a true and complete copy of each Plan and of each material document forming part of each Plan, including, without limitation, (i) the plan document and underlying trust or other funding arrangement, (ii) the summary plan description and summary of material modifications, (iii) the three (3) most recent annual reports (complete Form 5500 series filed with the Internal Revenue Service (the "IRS"), as required under ERISA or the Code, for each Plan (iv)
              ---
the most recently received IRS determination or opinion letter for any Plan intended to qualify under Section 401(a) of the Code, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, (vi) any correspondence with the IRS or the U.S. Department of Labor (the "DOL") with respect to any Plan and (vii) each form of notice of grant, stock
 ---
option agreement and stock purchase agreement used to document Company Options.

              (d) The Company has not and does not maintain a Plan subject to Title IV of ERISA, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single-employer plan (within
                         ------------------
the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Single-Employer Plan").
                                                  --------------------
Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

              (e) Except as disclosed on Section 3.11(e) of the Company Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar benefits to any person or obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, whether or not such payment is contingent, (ii) materially increase any benefits otherwise payable under any Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent, or (iv) affect in any material respects any Plan's current treatment under any Laws including any Tax or social contribution Law.

              (f) No Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable
                                         -----
statute, and to the best knowledge of the Company, the Company has not represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by federal or state law.

              (g) Each Plan has been operated substantially in compliance with its terms and the requirements of applicable laws and regulations promulgated thereunder including, without limitation, ERISA and the Code. The Company substantially has performed all obligations with respect to each Plan and is not in material default or in violation of, and has no knowledge of any default or violation by any party to, any Plan. To the best knowledge of the Company, no action, claim or proceeding is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. To the best knowledge of the Company, neither the Company nor any person that is a member of the Company's controlled group as defined in Section 414 of the Code (each, an "ERISA Affiliate") is subject to any penalty or Tax with respect to any Plan
 ---------------
under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The terms of each Plan permit their amendment, termination or discontinuance at any time without material liability to Parent, the Company or an ERISA Affiliate (other than ordinary administration expenses).

              (h) To the best knowledge of the Company, neither the Company nor an ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

              (i) Each Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination or opinion letter from the IRS as to its qualified status under the Code, and no fact or event has occurred since the date of such determination or opinion letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable letter as to the qualified status of each such Plan. All contributions required to be made or accrued with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

              (j) Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or in the Company's business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three (3) years; (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) the Company has not engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (v) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened against the Company or that is now pending before any Governmental Entity with respect to any person currently or formerly employed by the Company; (viii) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; and (x) the Company is in material compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of the Company, threatened against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity.

              (k) Section 3.11(k) of the Company Disclosure Schedule contains a true and complete list of (i) the positions of all individuals who serve as employees of or consultants to the Company as of the date hereof, (ii) in the case of such employees, the position and base compensation payable for each such position, and (iii) in the case of each such consultant, the consulting rate payable to such individual.

              (l) To the Company's knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy, except for injuries which are covered by insurance or for which a claim has been made under worker's compensation or similar Laws.

          SECTION 3.12  Contracts.
                        ---------

              (a) Section 3.12(a) of the Company Disclosure Schedule lists each of the following written or oral contracts and agreements of the Company (such contracts and agreements being the "Material Contracts"):
                                    ------------------

                   (i) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any person based on any sales by the Company;

                   (ii)   all leases and subleases of real property;

                   (iii) all contracts and agreements relating to indebtedness other than trade indebtedness of the Company, including any contracts and agreements in which the Company is a guarantor of indebtedness;

                   (iv) all contracts and agreements with any Governmental Entity to which the Company is a party;

                   (v) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                   (vi) all contracts which currently impose confidentiality obligations regarding material non-public information on the Company (excluding all nondisclosure agreements entered into in the ordinary course of business with prospective customers, suppliers, employees and similar parties);

                   (vii) all contracts and agreements between or among the Company and any stockholder of the Company or any affiliate of such person (other than the Stock Plans and any Company Option agreements evidencing Company Option grants made thereunder);

                   (viii) all contracts and agreements relating to the voting and any rights or obligations of a stockholder of the Company;

                   (ix) all contracts to manufacture for, supply to or distribute to any third party any products or components;

                   (x) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company, including, without limitation, any restricted stock agreements or escrow agreements (other than the Stock Plans and any Company Option agreements evidencing Company Option grants made thereunder);

                   (xi) all contracts providing for indemnification of any officer, director, employee or agent of the Company;

                   (xii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type of any third party;

                   (xiii) all other contracts that have a term of more than sixty (60) days and that may not be terminated by the Company, without penalty, within thirty (30) days after the delivery of a termination notice by the Company;

                   (xiv) each contract and agreement, whether or not made in the ordinary course of business, that contemplates an exchange of consideration with an aggregate value greater than fifty thousand dollars ($50,000) and which is not terminable by the Company within sixty (60) days; and

                   (xv) any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any person other than software licenses or professional services contracts entered into in the ordinary course of business.

              (b) Each Material Contract (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) subject to the Company obtaining any required consents or providing any required notices as described in Section 3.06 of the Company Disclosure Schedule in connection with the transactions contemplated by this Agreement, upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach or violation of, or default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in breach or violation thereof or default thereunder.

              (c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12(a) of the Company Disclosure Schedule, including all amendments thereto.
Section 3.12(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

              (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Material Contract.

          SECTION 3.13  Environmental Matters.
                        ---------------------

              (a) The Company (i) is in compliance in all material respects with all applicable Environmental Laws (as defined below), (ii) holds all Environmental Permits (as defined below) necessary to conduct the Company's business and (iii) is in compliance in all material respects with its Environmental Permits.

              (b) The Company has not released and, to the knowledge of the Company, no other person has released Hazardous Materials (as defined below) on any real property owned or leased by the Company or, during their ownership or occupancy of such property, on any property formerly owned or leased by the Company.

              (c) The Company has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

              (d) None of the real property currently or formerly owned or leased by the Company is listed or, to the knowledge of the Company, proposed to be listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

              (e)  For purposes of this Agreement:

          "CERCLA" means the U.S. Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980, as amended as of the date hereof.

          "Environmental Laws" means any Federal, state or local statute, law,
           ------------------
ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

          "Environmental Permits" means any permit, approval, identification
           ---------------------
number, license and other authorization required under any applicable Environmental Law.

          "Hazardous Materials" means (i) any petroleum, petroleum products, by-
           -------------------
products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          SECTION 3.14  Intellectual Property.
                        ---------------------

          (a) The Company owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Company Intellectual Property (as defined below) relevant to its businesses, as presently or proposed to be conducted, or reasonably necessary to conduct any such business without any conflict with or infringement or misappropriation of any rights or property of any person ("Infringement"). "Intellectual Property"
                                       ------------     ---------------------
means (i) inventions (whether or not patentable); trade names, trade and service marks, logos, domains, URLs, websites, addresses and other designations ("Marks"); works of
  -----
authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual property of any sort ("Inventions") and (ii) patent rights; Mark rights;
                       ----------
copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). "Company Intellectual
                                ---------     --------------------
Property" means all Intellectual Property that is used, exercised, or exploited
--------
("Used") or is currently proposed to be Used in any business of the Company, or
  ----
that may be necessary to conduct any such businesses as presently conducted or proposed to be conducted; this term will also include all other Intellectual Property owned by or licensed to the Company now or in the past.

              (b)  To the extent included in Company Intellectual Property,
Section 3.14(b) of the Company Disclosure Schedule lists (by name, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. All the foregoing (i) are valid, enforceable and subsisting, and (ii) along with all related filings, registrations and correspondence, have been provided to Parent. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by the Company. Except as referenced in written documentation previously provided to Parent (including without limitation file wrappers), the Company is not aware of any material questions or challenges (or any potential basis therefor) with respect to the patentability or validity of any claims of any the foregoing patents or patent applications or the validity (or any other aspect or status) of any such IP Rights.

              (c) To the extent not otherwise disclosed as a Material Contract pursuant to Section 3.12, Section 3.14(c) of the Company Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements to which the Company is a party (or by which it or any Company Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, granted any lien or encumbrance regarding, or given access to any Company Intellectual Property other than distribution of standard object code product pursuant to a standard form end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business; and (ii) all licenses, sublicenses and other agreements pursuant to which the Company has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property that may require payment with respect to, be incorporated or embodied in, or form all or any part of any current or proposed product, service or Intellectual Property offering of the Company or (B) any Company Intellectual Property and (iii) each agreement pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other person, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Company Intellectual Property ("Source
                                                                       ------
Materials").  Other than the agreements disclosed on the Company Disclosure
---------
Schedule pursuant to the preceding sentence of this Section 3.14(c), including the Material Contracts listed on Section 3.12 of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof, other than indemnification provisions contained in standard forms of purchase orders/purchase agreements/product licenses used in transactions arising in the ordinary course of business. Any standard form referred to above in this section has been clearly identified as such and provided to Parent.

              (d) No event or circumstance has occurred, exists or is contemplated (including, without limitation, authorization, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby) that (with or without notice or the lapse of time) should reasonably be expected to result in (i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 3.14 of the Company Disclosure Schedule, (ii) the loss or expiration of any material right or option by the Company (or the gain thereof by any third party) under any such license, sublicense or other agreement or (iii) the release, disclosure or delivery to any third party of any part of the Source Materials.

              (e) There is, to the knowledge of the Company, no unauthorized Use, disclosure, or Infringement of any Company Intellectual Property by any third party, including, without limitation, any employee or former employee of the Company. The Company has not brought or threatened any action, suit or proceeding against any third party for any Infringement of any Company Intellectual Property or any breach of any license, sublicense or agreement involving Company Intellectual Property.

              (f) The Company has taken commercially reasonable and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property, with respect to which the Company reasonably wishes to maintain confidentiality, and not otherwise disclosed in published patents or patent applications or registered copyrights ("Company Confidential Information").
                                        --------------------------------
All use by and disclosure to employees or others of Company Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations.

              (g) Each current and former employee and contractor of the Company who has made, or who should be reasonably expected to make, a material contribution to, the creation or development of any Company Intellectual Property that is integrated or is currently proposed to be integrated into any of the Company's existing or currently proposed products has executed and delivered (and to the Company's knowledge, is in compliance with) an agreement in substantially the form of the Company's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Consulting Agreement (in the case of a contractor) (which agreements provide written assignments to the Company of all title and rights to any Company Intellectual Property conceived or developed thereunder but not already owned by the Company by operation of
Law).

              (h) The Company has not received any communication alleging or suggesting that or questioning whether the Company has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does the Company have any reason to expect that any such communication will be forthcoming.

              (i) The Company is not aware that any of its employees is obligated under any agreement, commitment, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere
     -------------------
with the use of his or her best efforts to promote the interests of the Company or that could reasonably be expected to conflict with any of their businesses as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of the Company's business as conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation. The Company is not Using, and it will not be necessary to Use, (i) any Inventions of any of their past or present employees (or people currently intended to be hired) made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secret of any former employer of any such person.

              (j) All Software is free of all viruses, worms, trojan horses and other infections or harmful routines and does not contain any bugs, errors, or problems that should reasonably be expected to materially disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. "Software" means software, programs, databases and related
                    --------
documentation, in any form (including Internet sites, Internet content and links) that is (i) material to the operation of the business of the Company, including, but not limited to, that operated by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, or storing or archiving data, or (ii) manufactured, distributed, sold, licensed or marketed by the Company.

              (k) The Company has obtained all approvals and agreements necessary or appropriate (including, without limitation, assurances from customers regarding further export) for exporting any Company Intellectual Property outside the United States and importing any Company Intellectual Property into any country in which they are or have been disclosed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

          SECTION 3.15    Taxes.
                          -----

              (a) All material Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of Company (collectively, "Tax Returns" and
                                                    -----------
individually, a "Tax Return"), have been or will be completed and filed (other
                 ----------
than income tax returns which shall be filed by Parent) when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Company has not and will not incur any Tax liability in excess of the amount reflected (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of U.S. GAAP and for Tax purposes) on the Reference Balance Sheet included in the Interim Financial Statements with respect to all transactions and events occurring on or prior to all periods through August 25, 2001. All information set forth in the notes to the Interim Financial Statements relating to Tax matters is true, complete and accurate in all material respects. The Company has not incurred any material Tax liability since

August 25, 2001 other than in the ordinary course of business and the Company has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis.

              (b) The Company has withheld and paid to the applicable financial institution or Tax Authority all Taxes required to be withheld. To the best knowledge of the Company, no Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2000, in the case of the United States, have been examined and closed. The Company (or any member of any affiliated or combined group of which the Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the knowledge of the Company) investigation now pending or threatened against or with respect to the Company in respect of any Tax. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by the Company. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not made and will not make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. The Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Company Stockholder is other than a United States person within the meaning of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to the Company's Taxes made during the fiscal years ending June 30, 1999 and 2000 and December 31, 2000 are reflected on the Company's Tax Returns for such periods, copies of which have been made available or provided to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. The Company is not party to any joint venture or partnership which could be treated as a partnership for Federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal Law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) which includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

              (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable")
                     ---                                   -----       -------
means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the
                              -------------
payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 3.15, the term "Company" means the Company and any entity included in, or required under U.S. GAAP to be included in, any of the Audited Financial Statements or the Interim Financial Statements.

          SECTION 3.16  Vote Required.  The only votes of the holders of any
                        -------------
classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement are (a) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Company Common Stock and Company Preferred Stock, voting together as a single class and on an as-converted to Company Common Stock basis, in favor of the approval of this Agreement; (b) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Company Preferred Stock, voting together as a separate class and on an as-converted basis, in favor of the approval of this Agreement, (c) the affirmative vote of holders of at least a majority of the outstanding Company Series A Preferred Stock, voting together as a separate class, in favor this Agreement, (d) the affirmative vote of holders of at least a majority of the outstanding Company Series B Preferred Stock, voting together as a separate class, in favor this Agreement, (e) the affirmative vote of holders of at least a majority of the outstanding Company Series C Preferred Stock, voting together as a separate class, in favor this Agreement, and (f) the affirmative vote of holders of at least a majority of the outstanding Company Series D Preferred Stock, voting together as a separate class, in favor this Agreement. The shares of the Company Common Stock and Company Preferred Stock subject to the Voting Agreements are sufficient to secure the votes described in this Section 3.16.

          SECTION 3.17  Assets; Absence of Liens and Encumbrances.  Except as
                        -----------------------------------------
set forth in Section 3.17 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used in the conduct of the business of the Company or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and to the knowledge of the Company and enjoys the right to the benefits of all contracts, agreements and other arrangements used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "Assets"). The Company has good and marketable title to, or, in the case of
     ------
leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all mortgages, liens, pledges, charges, claims, security interests or encumbrances of any kind or character ("Liens") except for
                                                              -----
(x) Liens for current Taxes not yet due and payable, and (y) Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value, or materially interfere with the present or contemplated use, of the Assets subject thereto or affected thereby. The equipment of the Company used in the operations of their business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

          SECTION 3.18  Owned Real Property  The Company does not own any real
                        -------------------
property.

          SECTION 3.19    Certain Interests.
                          -----------------

              (a) To the knowledge of the Company, no officer or director of the Company and, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                   (i) has any direct or indirect financial interest in any creditor, competitor, supplier manufacturer, agent, representative, distributor or customer of the Company; provided, however, that the ownership of securities
                            --------  -------
representing no more than one percent (1%) of the outstanding voting power of any creditor competitor, supplier manufacturer, agent, representative, distributor or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a

"financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier, agent, distributor or customer;

                   (ii) owns, directly or indirectly, in whole or in part, or has any other interest, in any tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company);

                   (iii)  has any claim or cause of action against the Company;
or

                   (iv)   has outstanding any indebtedness to the Company.

              (b) Except for the payment of employee compensation in the ordinary course of business, consistent with past practice, the Company does not have any liability to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

          SECTION 3.20  Insurance Policies.  Section 3.20 of the Company
                        ------------------
Disclosure Schedule sets forth (i) a true and complete list of all insurance policies to which the Company is a party or is a beneficiary or named insured and (ii) any claims made thereunder or made under any other insurance policy since December 31, 2000. True and complete copies of all such policies have been provided or made available to Parent. All premiums due on such policies have been paid and the Company is otherwise in compliance with the terms of such policies. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. Since December 31, 2000, the Company has not received any written notice or other written communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

          SECTION 3.21  Restrictions of Business Activities. There is no
                        -----------------------------------
agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted.

          SECTION 3.22  Brokers.  Except for RCW Mirus, Inc. ("Advisor"), no
                        -------                                -------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company has heretofore furnished to Parent a compete and correct copy of all agreements between the Company and Advisor pursuant to which such advisor would be entitled to any payment in relation to the Merger or the transactions contemplated by this Agreement. Parent shall pay any such fees of the Advisor at the Effective Time, and such amounts shall be a Company Expense.

          SECTION 3.23  State Takeover Statutes.  The Board of Directors of the
                        -----------------------
Company has taken all action necessary to ensure that any restrictions on business combinations contained in the MBCL will not apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

          SECTION 3.24  Customers and Suppliers.  Section 3.24 of the Company
                        -----------------------
Disclosure Schedule contains a complete list of all customers who individually accounted for more than five percent (5%) of the Company's gross revenues during the fiscal years ended June 30, 1999 and 2000 and December 31, 2000. No customer listed on Section 3.24 of the Company Disclosure Schedule has, within the past twelve (12) months, cancelled or otherwise terminated, or made any written threat or otherwise expressed its intention to cancel or terminate, its relationship with the Company, or decreased materially its usage of the Company's services or products prior to the expiration of any contract term or the fulfillment of any purchase order or commitment. No material supplier of the Company has cancelled or otherwise terminated any contract with the Company prior to the expiration of the contract term, or made any threat to the Company to cancel, reduce the supply or otherwise terminate its relationship with the Company prior to the expiration of any contract term or the fulfillment of any purchase order or commitment. The Company has not (i) breached in any material respect (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

          SECTION 3.25  Inventory.  All inventory of the Company, whether or not
                        ---------
reflected on the Reference Balance Sheet, consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Reference Balance Sheet. All inventories not written-off have been priced at the lower of cost or market in the case of usable inventory and net realizable value in the case of damaged or excess inventory on a first-in, first-out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company.

          SECTION 3.26  Accounts Receivable; Bank Accounts.  All accounts
                        ----------------------------------
receivable of the Company reflected on the Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and, to the knowledge of the Company, collectible (within ninety (90) days after the date on which they first became due and payable), net of the applicable reserve for bad debts on the Reference Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the date of Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and, to the knowledge of the Company, collectible (within ninety (90) days after the date on which they first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Reference Balance Sheet. Section 3.26 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

          SECTION 3.27  Powers of Attorney.  There are no outstanding powers of
                        ------------------
attorney executed on behalf of the Company.

          SECTION 3.28  Offers.  The Company has suspended or terminated, and
                        ------
has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company with parties other than Parent.

          SECTION 3.29  Warranties.  The Company's warranty claims reserve has
                        ----------
been established in accordance with U.S. GAAP, based upon the Company's historical experience, and is, in the judgment of management of the Company is adequate to cover the Company's warranty claims.

          SECTION 3.30  Books and Records.  The minute books and other similar
                        -----------------
records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors of any committee thereof and of all written consents executed in lieu of the holder of any such meeting.

          SECTION 3.31  No Misstatements.  No representation or warranty made
                        ----------------
by the Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will at Closing contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
            -------------------------------------------------------

          Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article IV are true and correct.

          SECTION 4.01  Organization.  Each of Parent and Merger Sub is a
                        ------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 4.02  Authority Relative to This Agreement.  Each of Parent
                        ------------------------------------
and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the MBCL and the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

          SECTION 4.03    No Conflict; Required Filings and Consents.
                          ------------------------------------------

              (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub (i) will not conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party which would have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

              (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing and recordation of appropriate merger documents as required by the MBCL and the DGCL and (ii) for such other consents, approvals, orders authorizations, registrations or permits, filings or notifications that if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 4.04  Interim Operations of Merger Sub.  Merger Sub was
                        --------------------------------
formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

          SECTION 4.05  Brokers. No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          SECTION 4.06  Financing.  Parent has available to it all funds
                        ---------
necessary to consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER
                    ----------------------------------------

     SECTION 5.01 Conduct of Business by the Company Pending the Merger.  During
                  -----------------------------------------------------
the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes when due, (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of Company.

     By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Articles of Organization or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement;

          (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business, consistent with past practice;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

          (g) institute or settle any Legal Proceeding;

          (h) incur any indebtedness for borrowed money (other than in accordance with the SVB Facility without any change to or waiver of the current eligible receivables percentage or any other debt eligibility formula) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;

          (i) authorize any capital expenditure in excess of twenty-five thousand dollars ($25,000), individually or in the aggregate;

          (j) enter into any lease or contract for the purchase or sale of any property, real or personal, except for purchase orders entered into in the ordinary course of business in order to fulfill existing customer orders or requirements;

          (k) waive or release any material right or claim;

          (l) increase or agree to increase the compensation payable or to become payable to its officers or employees, or make any payments pursuant to that certain management incentive agreement by and among entities affiliated with Charles River Ventures, Anaconda Ventures and others, on the one hand, and certain members of the Company's management, on the other hand, and described in greater detail in Section 3.11(a) of the Company Disclosure Schedule (the "Management Incentive Agreement"), or grant any severance or termination pay to,
 ------------------------------
or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;
provided, however, that the foregoing provisions of this subsection shall not
-----------------
apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

          (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Company Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Company Options granted under any of such plans except as specifically required by Section 2.05 hereunder or by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

          (n) extend any offers of employment to potential employees, consultants or independent contractors or terminate any existing employment agreements;

          (o) amend or terminate any Material Contract;

          (p) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
Section 5.01;

          (q) other than in the ordinary course of business consistent with past practice enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations that may not be cancelled without penalties by the Company upon notice of thirty (30) days or less;

          (r) enter into any contract or agreement material to the business, results of operations or financial condition of the Company, other than customer purchase orders under existing customer contracts in the ordinary course of business consistent with past practice;

          (s) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted, unasserted, contingent or otherwise), except in the ordinary course of business, consistent with past practice;

          (t) take any action with respect to accounting policies, principles or procedures;

          (u) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any material accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Company, surrender any right to claim refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company;

          (v) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Company Intellectual Property, in whole or in part, (ii) grant any license with respect to any Company Intellectual Property, other than a license of Software granted to customers of the Company to whom the Company licenses such Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

          (w) make (or become obligated to make) any bonus payments to any of its officers or employees;

          (x) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (y) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (z) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

          (aa) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of ten thousand dollars ($10,000) with respect to a single matter, or in excess of twenty-five thousand dollars ($25,000) in the aggregate; or

          (bb) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (aa) above, or any action which is reasonably likely to make any of Company's representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.02 Litigation. The Company shall notify Parent in writing
                  ----------
promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or stockholders in their capacity as such.

     SECTION 5.03 Notification of Certain Matters.  Parent shall give prompt
                  -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure or inability of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01 Company Stockholder Approval.
                  ----------------------------

          (a) As promptly as practicable, and in any event on or prior to October 12, 2001, and in accordance with applicable Law, the Company's Amended and Restated Articles of Organization and Bylaws, the Company shall convene a meeting of its stockholders to obtain their approval of this Agreement and the other transactions contemplated hereby. The Company shall ensure that the stockholders' meeting is called, noticed, convened and held, and that all proxies are solicited and obtained from the Company Stockholders, in compliance with applicable Law, the Company's Amended and Restated Articles of Organization and Bylaws, and all other applicable legal requirements. The Company agrees to use its reasonable best efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law and the Company's Amended and Restated Articles of Organization and Bylaws to effect the Merger. Subject to their fiduciary duties, the Board of Directors of the Company shall recommend that the Company Stockholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company Stockholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby.

          (b) Within two (2) days following the date of this Agreement, the Company shall deliver to Parent's counsel a draft of an information statement (together with any amendments thereof or supplements thereto, the
"Information Statement") and, after such delivery, Parent will assist the
 ---------------------
Company in finalizing the Information Statement. Subject to the fiduciary duties of the Board of Directors of the Company, the Information Statement shall include the recommendation of the Board of Directors of the Company to the Company Stockholders to vote in favor of the approval and adoption of this Agreement and the other transactions contemplated hereby. As promptly as practicable after the date hereof, but in no event more than five (5) days following the date hereof, the Company will send to each Company Stockholder the Information Statement for the purpose of considering and approving this Agreement, and the other transactions contemplated hereby. None of the information included in the Information Statement and any other document prepared to comply with Federal or state securities laws shall, at the time it is first mailed to the Company Stockholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company makes no representation as
            -----------------
to the truth or accuracy of any statement contained therein to the extent that such statement was made in reliance upon and in conformity with written information furnished expressly for use in connection with such Information Statement by Parent and (ii) the Company shall not be responsible for any omission of a material fact regarding Parent, including the business affairs of Parent. No amendment or supplement to the Information Statement will be made by the Company without the approval of Parent.

     SECTION 6.02 Access to Information; Confidentiality.
                  --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice
                ---------------
to the directors, officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

          (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement dated July 23, 2001 (the "Non-Disclosure Agreement")
                                                   ------------------------
between Advisor, as agent for the benefit of the Company, and Parent.

     SECTION 6.03 No Solicitation of Transactions.
                  -------------------------------

          (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, agents, advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, agents, advisors or other representatives) of any proposal for, or inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any person that informs or has informed the Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

          (b) A "Competing Transaction" means any of the following involving the
                 ---------------------
Company or any Subsidiary (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such party; (iii) a tender offer or exchange offer for voting securities of such party; or (iv) any solicitation in opposition to approval by the stockholders of the Company of this Agreement and the Merger.

     SECTION 6.04 Employee Benefits Matters.
                  -------------------------

          (a) All employees of the Company shall continue to participate in their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees in the United States. Parent shall take such reasonable actions, to the extent permitted by Parent's benefits programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other employee programs of Parent or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Parent in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). Pending such action, Parent shall maintain the Company's benefit plans.

          (b) Prior to the Effective Time, the Company shall take all necessary actions to obtain the requisite stockholder approval (if any such approval is required) under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code, to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder.

          (c) The Company shall take all steps necessary or appropriate (as determined by Parent) to terminate the Company ESPP on the last day of the last full payroll period ending immediately prior to the Effective Time.

          (d) The Company agrees to terminate its 401(k) plan (the
"401(k) Plan") immediately prior to Closing. Parent shall receive from the
 -----------
Company evidence that the 401(k) Plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date and contingent on the Closing.

          (e) The Company agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date and contingent on the Closing.

          (f) On or prior to the Closing, Parent covenants to provide the Company with an allocation of no less than two hundred thousand (200,000) options to purchase its common stock proposed to be granted to then current employees of the Company who are expected to become employees of Parent or the Surviving Corporation. Subject to the provision of Schedule 6.04(f), the amount of each grant shall be subject to the Company's discretion. Within forty-five
(45) days of the Closing, Parent covenants to grant, subject to the approval of Parent's Board of Directors and/or its Compensation Committee, such options to any then current employees of Parent or the Surviving Corporation. Such options shall vest in accordance with the applicable provisions of Schedule 6.04(f) and shall be otherwise subject to terms and conditions no less favorable to the grantees than the terms and conditions of options generally granted to similarly positioned and titled employees of Parent.

          (g) Prior to the Closing, Parent and the Company shall mutually agree upon the employees of the Company to be terminated at or prior to the Effective Time and the amount of severance benefits to be paid to such employees, which shall not exceed seven hundred thousand dollars ($700,000) in the aggregate. Parent agrees to offer all other employees of the Company continued employment with the Surviving Corporation from and after the Effective Time on terms and conditions substantially similar to terms and conditions of the employment of similarly positioned and titled employees of Parent.

          (h) The Company agrees to use reasonable efforts to cause all holders of Cash-Out Options who will be receiving a portion of the Aggregate Merger Consideration pursuant to Section 2.01 to enter into an agreement with Parent providing for the cancellation of each such option in consideration of the payment provided for in Section 2.01 hereunder.

SECTION 6.05 Further Action; Consents; Filings.
             ---------------------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

          (b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the business, assets or properties of the Company.

     SECTION 6.06 No Public Announcement.  The initial press release relating to
                  ----------------------
this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law, the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of Parent.

     SECTION 6.07 Expenses.  Whether or not the Merger is consummated, all costs
                  --------
and expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent and (ii) if incurred by the Company or the Company Securityholders, shall be paid by the Company or Parent at the Effective Time (as applicable) and, if paid by Parent, offset against the Aggregate Merger Consideration and the Escrow Fund as provided in
Section 2.02 hereof.

     SECTION 6.08 Indemnification of Officers and Directors. For a period of
                  -----------------------------------------
five (5) years from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company to the fullest extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Amended and Restated Articles of Organization or Bylaws, employment agreements or indemnification agreements identified on the Company Disclosure Schedule or under applicable Law for acts or omissions which occurred at or prior to the Effective Time. This indemnification shall not apply to any claim by any such officer or director pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement. The Company hereby represents to Parent that no claim for indemnification has been made by any director or officer of the Company.

     SECTION 6.09 Conversion Schedule.  Section 6.09 of the Company Disclosure
                  -------------------
Schedule is a schedule prepared by the Company (the "Preliminary Conversion
                                                     ----------------------
Schedule") showing that portion of the Aggregate Merger Consideration to be
--------
issued to each Company Securityholder, including the amount of cash to be deposited in the Escrow Fund, as of the execution of this Agreement as if the Effective Time and the exchange of consideration pursuant to the Merger had occurred as of the date of the execution of this Agreement. The Company and the Securityholders' Representative shall prepare a final schedule as of the Effective Time (the "Final Conversion Schedule"), and an officer of the Company
                     -------------------------
shall execute the Final Conversion Schedule and deliver such schedule to Parent at Closing.

     SECTION 6.10 Parent Obligations Subsequent to the Effective Time. Following
                  ---------------------------------------------------
the Effective Time, with respect to obligations relating to the ongoing manufacture of the Company's products, Parent agrees to use its commercially reasonable efforts to cause CTI, Technology, Inc. ("CTI") (to the extent CTI is
                                                    ---
continuing to conduct its commercial operations), the Company's current contract manufacturer, and any successor contract manufacturer, to purchase all equipment and inventory listed on Schedule 6.10 hereto. Parent further agrees to use CTI as the manufacturer of the Company's 3220 products at least through December 31, 2001, provided that (a) CTI is not in default with respect to its existing agreement with the Company, dated March 14, 2001, (b) CTI has adequate financial resources to meet the Company's requirements and (c) CTI meets any applicable manufacturing standards set forth in the Company's agreements with its customers. Parent agrees to allow CTI to bid on the manufacturing contract for the Surviving Corporation's "Laurel" and "Hardy" products. Parent further covenants and agrees that neither it nor the Surviving Corporation will compromise or settle any claim with respect to the Company's obligations or liabilities to Celestica, CTI or Alcatel without the prior written consent of the Securityholders' Representative, which consent will not be unreasonably withheld.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations
                  -------------------------------------------
of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions
              --------------------
contemplated by this Agreement shall have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with the MBCL and the Company's Amended and Restated Articles of Organization and Bylaws; and

          (b) No Order. No Governmental Entity or court of competent
              --------
jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Merger illegal
 -----
or otherwise prohibiting consummation of the Merger.

     SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub.  The
                  ------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

          (b) Agreements and Covenants. The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

          (c) Approvals. Parent shall have received, each in form and substance
              ---------
reasonably satisfactory to Parent, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, (ii) all third party consents set forth in Schedule 7.02(c) attached hereto and (iii) any authorization, consent, order or approval from any third party, the failure to obtain would have, or could reasonably be expected to have, a Company Material Adverse Effect;

          (d) No Company Material Adverse Effect.  No event or events shall have
              ----------------------------------
occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Company Material Adverse Effect;

          (e) No Restraints. There shall not be pending or threatened any suit,
              -------------
action, investigation or proceeding to which a Governmental Entity is a party
(i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any portion of their respective businesses or assets;

          (f) Escrow Agreement. Parent and the Securityholders' Representative
              ----------------
shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorially breached or repudiated;

          (g) Termination of Employee Plans. The Company shall have terminated
              -----------------------------
the Plans identified by Parent prior to Closing in accordance with Section 6.04, and the Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of such Plans;

          (h) Opinion of the Company's Counsel. Parent shall have received the
              --------------------------------
opinion of McDermott, Will & Emery, counsel to the Company, or another counsel reasonably satisfactory to Parent substantially in the form attached hereto as Exhibit D;
---------

          (i) Clerk's Certificate. Parent shall have received a certificate
              -------------------
executed by the Clerk of the Company attaching and certifying as to the Company's current Amended and Restated Articles of Organization and Bylaws and the resolutions of the Company's Board of Directors and the Company Stockholders approving this Agreement and the transactions relating hereto;

          (j) FIRPTA Compliance. The Company shall, prior to the Closing Date,
              -----------------
provide Parent with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory
              ------
to Parent, which states that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Parent, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the consummation of the Merger;

          (k) Board and Officer Resignations. The Company shall have received
              ------------------------------
written letters of resignation from each of the current members of the Board of Directors and officers of the Company effective at the Effective Time;

          (l) Termination of the Company's Agreements. Parent shall have been
              ---------------------------------------
furnished evidence satisfactory to it that all rights granted by the Company to its stockholders and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemptive, board observation or information or operational covenants, shall have terminated prior to the Closing Date;

          (m) Parachute Payments. Prior to the Effective Time, the Company shall
              ------------------
have obtained the requisite stockholder approval (if any such approval is required) under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code, and any "disqualified individuals" as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such stockholder approval is not obtained;

          (n) Termination of 401(k) Plan. The Company shall have terminated the
              --------------------------
401(k) Plan effective at least one (1) day prior to the Closing Date and all contributions payable to the 401(k) Plan shall have been made. The Company shall provide to the Parent a copy of (i) the executed amendment to the 401(k) Plan designed to comply with applicable requirements of the Code and regulations promulgated thereunder and (ii) the executed resolution of the Board of Directors of the Company authorizing the amendment and termination of the 401(k) Plan;

          (o) Election of Liquidation Event. Pursuant to Article IV, Section
              -----------------------------
4(d) of the Company's Articles of Organization, the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each such series voting as a separate class, shall have given written notice to the Company at least two (2) days prior to the Closing, deeming the Merger to be a liquidation or dissolution solely for the purposes of determining the amounts to be received by the holders of the Preferred Stock in the Merger and for determining the priority of receipt of such amounts among the holders of the Preferred Stock, subject to the terms and conditions of this Agreement;

          (p) Closing Balance Sheet. The Closing Balance Sheet and the
              ---------------------
calculation of the estimated Excess Company Liabilities and Company Expenses delivered to Parent pursuant to Section 2.02(a) shall be reasonably acceptable to Parent; and

          (q) Cancellation of Management Options. In consideration for payments
              ----------------------------------
to be made under the Management Incentive Agreement, the holders of Company Options set forth on Schedule 7.02(q) (i) shall have not exercised, and shall have agreed to cancel and terminate, all Company Options held by such persons outstanding immediately prior to the Effective Time, subject to the effectiveness of the Merger and (ii) shall have agreed to reaffirm such persons' obligations under their existing Employee Confidentiality Agreements and/or Non-Disclosure Confidentiality Agreement with the Company.

     SECTION 7.03 Conditions to the Obligations of the Company.  The obligations
                  --------------------------------------------
of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality, or any similar standard or qualification, shall be true and correct, and each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified as to materiality, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

          (b) Agreements and Covenants. Each of Parent and Merger Sub shall have
              ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect; and

          (c) Opinion of Parent's Counsel. The Company shall have received the
              ---------------------------
opinion of Gunderson Dettmer, counsel to Parent, or another counsel reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit E.
---------

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 8.01 Termination. This Agreement may be terminated and the
                       -----------
Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before October 31, 2001; provided, however, that the right
                                             --------  -------
to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before October 31, 2001;

          (c) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would (i) prevent the consummation of the Merger, (ii) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that,
                         --------------------------    --------  -------
if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this
Section 8.01(d) unless such breach is not cured within thirty (30) days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured); or

          (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided,
                                     -------------------------    --------
however, that, if such Terminating Parent Breach is curable by Parent and Merger
-------
Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e) unless such breach is not cured within thirty (30) days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured).

     SECTION 8.02 Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that
                                                         --------  -------
(i) Sections 6.02(b) and 6.07 and Articles VIII and X shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement. In addition, in the event of any termination of this Agreement pursuant to Section 8.01, for a period of twelve
(12) months following the date of this Agreement, absent the prior written consent of the Company, Parent shall not directly or indirectly, through an intermediary or otherwise, solicit for employment, hire or engage as an employee or an independent contractor any person who is now an employee or becomes an employee of the Company and is known to be an employee of the Company at the time such employee is solicited.

     SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto
                  ---------
by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04 Waiver.  At any time prior to the Effective Time, any party
                  ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     SECTION 9.01 Survival of Representations and Warranties. The
                  ------------------------------------------
representations and warranties of the Company and the Company Securityholders contained in this Agreement, the Voting Agreements, the Note Holder Certificates and any other document relating hereto (collectively, the "Acquisition Documents") shall survive the Effective Time for a period of
 ---------------------
twenty-four (24) months. The representations and warranties of Parent contained in the Acquisition Documents shall not survive beyond the Effective Time. Neither the period of survival nor the liability of the Company Securityholders with respect to the Company's and such stockholders' representations and warranties shall be reduced by any investigation made at any time (whether before or after the Effective Time) by or on behalf of Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that Parent may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Securityholders' Representative, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

     SECTION 9.02 Indemnification by the Company Securityholders.
                  ----------------------------------------------

          (a) Subject to the limitations set forth in this Section 9.02, after the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be
                                           --------------------------
indemnified and held harmless by the Company Securityholders, jointly and severally, for any and all liabilities, losses, damages of any kind, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from:
                                 ----

               (i) any inaccuracy or breach of any representation or warranty (solely for the purpose of calculating the amount of any Losses, any materiality qualifiers shall not be given effect, but such materiality qualifiers shall be relevant in determining whether any breach of such representation or warranty has occurred) made by the Company or any Company Stockholder in the Acquisition Documents;

               (ii) the breach of any covenant or agreement made by the Company or any Company Stockholder in the Acquisition Documents;

               (iii) Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets;

               (iv) the value of any Tax deduction lost by the Company by virtue of the application of Section 280G of the Code;

               (v) any claim against Parent, the Company or the Surviving Corporation in connection with, or related to, the Management Incentive Agreement;


               (vi) any Excess Company Liabilities and/or Company Expenses in excess of the Excess Company Liabilities and/or Company Expenses estimated by the Company prior to the Closing Date to the extent not paid pursuant to Section 2.02; and

               (vii) any claim asserted by the Company Note Holders or the Company Stockholders against Parent, the Company or the Surviving Corporation (other than claims in connection with the exercise of dissenters' or appraisal rights by the Company Stockholders or claims arising out of the breach by Parent or the Surviving Corporation of any of its representations, warranties and covenants contained in this Agreement or any of the other Acquisition Documents).

          (b) As used herein, "Losses" are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

          (c) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud and for injunctive relief or specific performance:

               (i) the Escrow Fund shall be the sole and exclusive source of recovery for claims against the Company Securityholders, and the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from the Company Securityholders shall not exceed the dollar amount available in the Escrow Fund; and

               (ii) no indemnification payment by the Company Securityholders with respect to any indemnifiable Losses otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in Section 9.02(a)(i) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than one hundred thousand dollars ($100,000), after which time the Company Securityholders shall be liable in full for all indemnifiable Losses (including the first one hundred thousand dollars ($100,000)).

          (d) With respect to claims based on fraud, the maximum aggregate amount of indemnifiable Losses that may be recovered from any Company Securityholder shall not exceed the aggregate proceeds received by such Company Securityholder (less any recovery for other claims made out of the Escrow Fund).

          (e) Except for claims based on fraud and for injunctive relief or specific performance, the remedies set forth in this Section 9.02 shall provide the sole and exclusive remedy against the Company Securityholders for breaches of the representations, warranties, covenants and agreements contained in the Acquisition Documents or under any other theory of liability.

          (f) Notwithstanding anything contained in this Agreement to the contrary, (i) the events, facts, circumstances, conditions and occurrences giving rise to, and the liabilities comprising, the Excess Liabilities, the Celestica Liabilities and the Alcatel Liabilities shall not constitute or be a basis for, any claim for indemnification pursuant to Section 9.02(a)(i) above;
(ii) to the extent that there is an adjustment to the Aggregate Merger Consideration or a payment to Parent out of the Escrow Fund as an Excess Company Liability, Celestica Liability or Alcatel Liability in accordance with Section
2.02 hereof, there shall be no further adjustment to the Aggregate Merger Consideration or payment out of the Escrow Fund to Parent based upon the same events, facts, circumstances, conditions, occurrences or liabilities comprising or giving rise to the initial adjustment to the Aggregate Merger Consideration or payment out of the Escrow Fund to Parent; and (iii) to the extent that there is a payment to Parent out of the Escrow

Fund pursuant to a claim for an indemnifiable Loss pursuant to any subsection of
Section 9.02(a), Parent shall not be entitled to make another claim for the same Loss pursuant to any other subsection of Section 9.02(a).

     SECTION 9.03 Indemnification Procedures.
                  --------------------------

          (a) For purposes of this Section 9.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the
                                                     ------------------
party which may be entitled to indemnification is referred to as the "Indemnified Party".
 -----------------

          (b) The obligations and liabilities of Indemnifying Parties under this
Article IX with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent
                     ------------------
upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim as soon as practicable following the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide (or delay in providing) such
--------  -------
notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure or delay. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

          (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim subject to, and in accordance with, the terms and conditions of this Article IX (including the limitations set forth herein), then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that the
                                                   --------  -------
Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if (i) any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief, (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement and the Escrow Agreement with respect to such proceeding or
(iii) there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party in its reasonable discretion) for the same counsel to represent both the Indemnified Party and the Indemnifying Party; provided further, that if by reason of the Third Party Claim
                    -------- -------
a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to assume such defense of the Third Party Claim, must agree to use a portion of the Escrow Fund to furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense, and it will hold all Indemnified Parties harmless from and against all Losses caused by or arising out of any settlement thereof, in each case subject to, and in accordance with, the terms and conditions of this Article IX (including the limitations set forth herein). The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; (ii) unless there is no finding or admission of
(A) any violation of Law by the Indemnified Party (or any affiliate thereof),
(B) any liability on the part of the Indemnified Party (or any affiliate thereof) or (C) any violation of the rights of any person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any affiliate thereof); or (iii) which exceeds the then current value of the Escrow Amount remaining in the Escrow Fund.

          (d) In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim with the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with U.S. GAAP). If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

          (e) In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to
Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party (and in the case of any settlement, after obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld), and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with U.S. GAAP).

          (f) In the event that it is finally determined in any proceeding contesting a party's entitlement to indemnification hereunder that such party is not entitled to indemnification hereunder, with no further rights of appeal, such party shall reimburse any party contesting such indemnification for all Losses incurred in connection therewith.

     SECTION 9.04 Securityholders' Representative.  Richard Burnes (such person
                  -------------------------------
and any successor or successors being the "Securityholders' Representative")
                                           -------------------------------
shall act as the representative of the Company Securityholders, and shall be authorized to act on behalf of the Company Securityholders and to take any and all actions required or permitted to be taken by the Securityholders' Representative under this Agreement or the Escrow Agreement, with respect to any claims (including the settlement thereof) made by a Parent Indemnified Party for indemnification against the Escrow Fund pursuant to this Article IX and with respect to any actions to be taken by the Securityholders' Representative pursuant to the terms of the Escrow Agreement (including, without limitation, the exercise of the power to (i) authorize the delivery of the Escrow Amount to a Parent Indemnified Party in satisfaction of claims by a Parent Indemnified Party, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims and (iii) take all actions necessary in the judgment of the Securityholders' Representative for the accomplishment of the foregoing). The Company Securityholders shall be bound by all actions taken by the Securityholders' Representative in its capacity thereof. The Securityholders' Representative shall promptly, and in any event within ten (10) business days, provide written notice to the Company Securityholders of any action taken on behalf of them by the Securityholders' Representative pursuant to the authority delegated to the Securityholders' Representative under this Section 9.04. The Securityholders' Representative shall at all times act in his or her capacity as Securityholders' Representative in a manner that the Securityholders' Representative believes to be in the best interest of the Company Securityholders. Neither the Securityholders' Representative nor any of its directors, officers, agents or employees, if any, shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct.
The Securityholders' Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Securityholders' Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Securityholders' Representative shall not exercise any discretion or take any action. Each Company Stockholder severally shall indemnify and hold harmless and reimburse the Securityholders' Representative from and against such Company Stockholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Securityholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Securityholders' Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Securityholders' Representative's gross negligence, bad faith or willful misconduct. Notwithstanding anything to the contrary herein or in the Escrow Agreement, (i) the Securityholders' Representative is not authorized to, and shall not, accept on behalf of any Company Stockholder any merger consideration to which such Company Stockholder is entitled under this Agreement and (ii) the Securityholders' Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Company Stockholder unless the Securityholders' Representative is expressly authorized to do so in a writing signed by such Company Stockholder. In all matters relating to the Escrow Fund under this Article IX, the Securityholders' Representative shall be the only party entitled to assert the rights of the Company Securityholders, and the Securityholders' Representative shall perform all of the obligations of the Company Securityholders hereunder. The Parent Indemnified Parties shall be entitled to rely on all statements, representations and decisions of the Securityholders' Representative.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

     SECTION 10.01 Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

          (a) if to Parent or Merger Sub:

              Netopia, Inc.
              2470 Mariner Square Loop
              Alameda, California  98501
              Facsimile No.:  (510) 814-5271
              Attention:  Alan B. Lefkof

          with a copy to:

              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
              Menlo Park, California  94025
              Facsimile No.:  (650) 321-2800
              Attention:  Christopher D. Dillon

          (b) if to the Company:

              Cayman Systems, Inc.
              296 Concord Road
              Billerica, Massachusetts  01821
              Facsimile No.:  (978) 667-4404
              Attention:  Peter N. Vicars

          with a copy to:

              McDermott, Will & Emery

              28 State Street
              Boston, MA  02109
              Facsimile No.:  (617) 535-3800
              Attention:  John J. Egan III, P.C.

          (c) if to the Securityholder's Representative:

              c/o Charles River Ventures
              1000 Winter Street
              Waltham, Massachusetts  02451
              Facsimile No.:  (781) 487-7065
              Attention:  Richard Burnes

     SECTION 10.02 Certain Definitions.
                   -------------------

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i)   "affiliate" of a specified person means a person who
                      ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

               (ii) "beneficial owner" with respect to any shares means a person
                     ----------------
who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in
Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the
"Exchange Act")) beneficially owns, directly or indirectly, (ii) which such
 ------------
person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

               (iii) "business day" means any day on which banks are not
                      ------------
required or authorized to close in San Francisco, California.

               (iv) "control" (including the terms "controlled by" and "under
                     -------
common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

               (v) "person" means an individual, corporation, partnership,
                    ------
limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

               (vi) "subsidiary" or "subsidiaries" of any person means any
                     ----------      ------------
corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

     Term                                                           Section
     ----                                                           --------
     401(k) Plan................................................... 6.04(d)
     Acquisition Documents......................................... 9.01
     Adjusted Calculations......................................... 2.02(d)
     Adjustment Resolution Period.................................. 2.02(c)
     Advisor....................................................... 3.22
     affiliate..................................................... 10.02(a)
     Alcatel....................................................... 2.02(n)
     Alcatel Certificate........................................... 2.02(i)
     Alcatel Liabilities........................................... 2.02(n)
     Alcatel Resolution Period..................................... 2.02(i)
     Aggregate Merger Consideration................................ 2.01(b)
     Agreement..................................................... Preamble
     Articles of Merger............................................ 1.02
     Assets........................................................ 3.17
     Audited Financial Statements.................................. 3.08(a)
     beneficial owner.............................................. 10.02(a)
     business day.................................................. 10.02(a)
     Cash-Out Options.............................................. 2.01(b)
     Celestica Adjustment.......................................... 2.02(h)
     Celestica Certificate......................................... 2.02(f)
     Celestica Liabilities......................................... 2.02(n)
     Celestica Resolution Period................................... 2.02(f)
     CERCLA........................................................ 3.13(c)
     Certificate of Merger......................................... 1.02
     Closing....................................................... 1.02
     Closing Balance Sheet......................................... 2.02(a)

     Closing Date..................................................  1.02
     COBRA.........................................................  3.11(f)
     Code..........................................................  2.03(d)
     Common Merger Consideration...................................  2.01(b)
     Common Per Share Consideration................................  2.01(b)
     Company.......................................................  Preamble
     Company Common Stock..........................................  Recitals
     Company Confidential Information..............................  3.14(f)
     Company Disclosure Schedule...................................  Article III
     Company Expenses..............................................  2.02(n)
     Company Intellectual Property.................................  3.14(a)
     Company Material Adverse Effect...............................  3.01
     Company Note Holders..........................................  Recitals
     Company Option................................................  2.01
     Company Permits...............................................  3.07(a)
     Company Preferred Stock.......................................  Recitals
     Company Preferred Stockholders................................  2.03(b)
     Company Promissory Notes......................................  2.01(b)
     Company Securities............................................  2.03(a)
     Company Securityholders.......................................  2.01(b)
     Company Series A Preferred Stock..............................  Recitals
     Company Series B Preferred Stock..............................  Recitals
     Company Series C Preferred Stock..............................  Recitals
     Company Series D Preferred Stock..............................  Recitals
     Company Series E Preferred Stock..............................  Recitals
     Company Stock.................................................  Recitals
     Company Stockholder...........................................  2.06(a)
     Company Warrants..............................................  3.04(c)
     Competing Transaction.........................................  6.03(b)
     control.......................................................  10.02(a)
     CTI...........................................................  6.10
     DGCL..........................................................  Recitals
     Dissenting Shares.............................................  2.06(a)
     DOL...........................................................  3.11(c)
     Effective Time................................................  1.02
     Employee Obligation...........................................  3.14(i)
     Environmental Laws............................................  3.13(e)
     Environmental Permits.........................................  3.13(e)
     ERISA.........................................................  3.11(a)
     ERISA Affiliate...............................................  3.11(g)
     Escrow Account................................................  2.03(b)
     Escrow Agent..................................................  2.03(b)
     Escrow Agreement..............................................  2.03(b)
     Escrow Amount.................................................  2.01(b)
     Escrow Fund...................................................  2.03(b)
     Excess Company Liabilities....................................  2.02(n)

     Exchange Act..................................................  10.02
     Final Adjustment Calculations.................................  2.02(b)
     Final Alcatel Liabilities.....................................  2.02(j)
     Final Celestica Liabilities...................................  2.02(g)
     Final Conversion Schedule.....................................  6.09
     FIRPTA........................................................  7.02(k)
     Governmental Entity...........................................  3.06(b)
     Gunderson Dettmer.............................................  1.02
     Hazardous Materials...........................................  3.13(e)
     Indemnified Party.............................................  9.03(a)
     Indemnifying Party............................................  9.03(a)
     Independent Auditors..........................................  2.02(d)
     Independent Auditors' Fees....................................  2.02(m)
     Information Statement.........................................  6.01(b)
     Infringement..................................................  3.14(a)
     Intellectual Property.........................................  3.14(a)
     Interim Financial Statements..................................  3.08(a)
     Inventions....................................................  3.14(a)
     IP Rights.....................................................  3.14(a)
     IRS...........................................................  3.11(c)
     Law...........................................................  3.06(a)
     Legal Proceeding..............................................  3.10
     Letter of Transmittal.........................................  2.03(a)
     Liabilities...................................................  3.08(b)
     Liens.........................................................  3.17
     Loss..........................................................  9.02(a)
     Management Incentive Agreement................................  5.01(l)
     Marks.........................................................  3.14(a)
     Material Contracts............................................  3.12(a)
     MBCL..........................................................  Recitals
     Merger........................................................  Recitals
     Merger Sub....................................................  Preamble
     Multiemployer Plan............................................  3.11(d)
     Non-Disclosure Agreement......................................  6.02(b)
     Non-Solicitation Agreement....................................  6.04(b)
     Non-Solicitation Agreements...................................  6.04(b)
     Note Holder Certificate.......................................  Recitals
     Option Per Share Consideration................................  2.01(b)
     Order.........................................................  7.01(b)
     Parent........................................................  Preamble
     Parent Indemnified Parties....................................  9.02(a)
     person........................................................  10.02(a)
     Plan..........................................................  3.11(a)
     Plans.........................................................  3.11(a)
     Preferred Merger Consideration................................  2.01(b)
     Preliminary Conversion Schedule...............................  6.09

     Principal Stockholders........................................  Recitals
     Reference Balance Sheet.......................................  3.08(a)
     Representatives...............................................  6.02(a)
     Single-Employer Plan..........................................  3.11(d)
     Software......................................................  3.14(j)
     Source Materials..............................................  3.14(c)
     Stock Plan....................................................  3.04(b)
     Stock Plans...................................................  3.04(b)
     Securityholders' Representative...............................  9.04
     subsidiaries..................................................  10.02(a)
     subsidiary....................................................  10.02(a)
     Surviving Corporation.........................................  1.01
     SVB Facility..................................................  2.02(n)
     Tax...........................................................  3.15(c)
     Taxable.......................................................  3.15(c)
     Tax Authority.................................................  3.15(c)
     Taxes.........................................................  3.15(c)
     Tax Return....................................................  3.15(a)
     Tax Returns...................................................  3.15(a)
     Terminating Company Breach....................................  8.01(d)
     Terminating Parent Breach.....................................  8.01(e)
     Third Party Claims............................................  9.03(b)
     U.S. GAAP.....................................................  3.08(a)
     Unaudited Financial Statements................................  3.08(a)
     Unresolved Alcatel Liabilities................................  2.02(j)
     Unresolved Celestica Liabilities..............................  2.02(g)
     Unresolved Items..............................................  2.02(d)
     Used..........................................................  3.14(a)
     Voting Agreement..............................................  Recitals

     SECTION 10.03 Severability. If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.


     SECTION 10.04 Assignment; Binding Effect; Benefit.  Neither this Agreement
                   -----------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 10.05 Incorporation of Exhibits.  The Company Disclosure Schedule,
                   -------------------------
the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.06 Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

     SECTION 10.07 Governing Law; Forum. This Agreement shall be governed by,
                   --------------------
and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

     SECTION 10.08 Time of the Essence.  For purposes of this Agreement and the
                   -------------------
transactions contemplated by this Agreement, time is of the essence.

     SECTION 10.09 Waiver of Jury Trial.  Each of the parties hereto hereby
                   --------------------
irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 10.10 Construction.
                   ------------

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

     SECTION 10.11 Further Assurances. Each party hereto shall execute and cause
                   ------------------
to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     SECTION 10.12 Headings. The descriptive headings contained in this
                   --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.13 Counterparts. This Agreement may be executed and delivered
                   ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.14 Entire Agreement. This Agreement (including the Exhibits, the
                   ----------------
Schedules and the Company Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company, the Company Note Holders listed on the signature pages hereto and the Securityholders' Representative has executed or has caused this Agreement to be executed by its respective officer or officers or other duly authorized signatory as of the date first written above.


                             NETOPIA, INC.

                             By:  /s/ Alan B. Lefkof
                                  ---------------------------------------
                                  Alan B. Lefkof,
                                  President and Chief Executive Officer

                             AMAZON MERGER CORPORATION

                             By:  /s/ Alan B. Lefkof
                                  ---------------------------------------
                                  Alan B. Lefkof,
                                  President



                             CAYMAN SYSTEMS, INC.

                             By:  /s/ Peter N. Vicars
                                  --------------------------------------
                                  Peter N. Vicars,
                                  President and Chief Executive Officer

                             By:  /s/ Claire Wadlington
                                  --------------------------------------
                                  Claire Wadlington,
                                  Treasurer

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                             COMPANY NOTE HOLDERS:


                             CHARLES RIVER PARTNERSHIP IX, A LIMITED PARTNERSHIP

                             By: Charles River IX GP Limited Partnership, General Partner

                             By:     /s/ Richard M. Burnes, Jr.
                                     -----------------------------------------
                             Name:   Richard M. Burnes, Jr.
                                     -----------------------------------------
                             Title:  General Partner



                             CHARLES RIVER PARTNERSHIP IX-A, A LIMITED
                             PARTNERSHIP

                             By: Charles River IX GP Limited Partnership, General Partner

                             By:     /s/ Richard M. Burnes, Jr.
                                     ---------------------------------------
                             Name:   Richard M. Burnes, Jr.
                                     ---------------------------------------
                             Title:  General Partner



                             CHARLES RIVER PARTNERSHIP IX-B LLC

                             By:  Charles River Friends VII, Inc., Manager

                             By:     /s/ Richard M. Burnes, Jr.
                                     ----------------------------------------
                             Name:   Richard M. Burnes, Jr.
                                     ----------------------------------------
                             Title:  President
                                     ----------------------------------------



                             CHARLES RIVER PARTNERSHIP IX-C LLC

                             By:     Charles River Friends VII, Inc., Manager

                             By:     /s/ Richard M. Burnes, Jr.
                                     -----------------------------------------
                             Name:   Richard M. Burnes, Jr.
                                     -----------------------------------------
                             Title:  President
                                     -----------------------------------------

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                             COMPANY NOTE HOLDERS:


                             ANACONDA OPPORTUNITY FUND, L.P.
                             By:    ANACONDA CAPITAL, L.P.
                             Title: General Partner

                             By:    /s/ Mitchell J. Kelly
                                    ------------------------------------------
                             Name:  Mitchell J. Kelly
                             Title: Managing Partner

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                             SECURITYHOLDERS' REPRESENTATIVE

                                  /s/ Richard M. Burnes, Jr.
                                  ------------------------------------------
                                  Richard Burnes, solely as Securityholders'
                                  Representative

       SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                   EXHIBIT A

                            Form of Voting Agreement

                                   EXHIBIT B

                        Form of Note Holder Certificate

                                   EXHIBIT C

                            Form of Escrow Agreement

                                   EXHIBIT D

                     Form of Company Counsel Legal Opinion

                                   EXHIBIT E

                      Form of Parent Counsel Legal Opinion